UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

EASTERLY GOVERNMENT PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2026

Dear Stockholder:

You are invited to attend the 2026 annual meeting of stockholders of Easterly Government Properties, Inc., a Maryland corporation, which will be held on Wednesday, April 22, 2026, at 9:00 a.m., Eastern Time, at the Four Seasons Hotel Atlanta, located at 75 14th Street NE, Atlanta, Georgia 30309. The annual meeting will be held for the following purposes:

1.
To elect the seven director nominees named in the accompanying proxy statement to serve on our Board of Directors until our next annual meeting of stockholders and until their successors are duly elected and qualified;
2.
To hold a non-binding advisory vote on the compensation of our named executive officers, as described in the accompanying proxy statement;
3.
To approve the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment; and
4.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 19, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. The proxy statement and proxy card are being mailed to you on or about March 23, 2026.

By Order of our Board of Directors,

Franklin V. Logan
Executive Vice President, General Counsel and Secretary

Washington, D.C.

March 23, 2026

Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. For specific instructions on voting, please refer to the instructions on the enclosed proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 22, 2026. The Proxy Statement and our 2025 Annual Report to Stockholders are available at: www.proxydocs.com/DEA.

EASTERLY GOVERNMENT PROPERTIES, INC.

2001 K STREET, NW, SUITE 775 NORTH

WASHINGTON, D.C. 20006

PROXY STATEMENT

FOR OUR 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2026

We are sending these proxy materials to our stockholders in connection with the solicitation of proxies by the Board of Directors, or the Board, of Easterly Government Properties, Inc., a Maryland corporation, for use at our 2026 annual meeting of stockholders to be held on Wednesday, April 22, 2026, at 9:00 a.m., Eastern Time, at the Four Seasons Hotel Atlanta, located at 75 14th Street NE, Atlanta, Georgia 30309, or at any postponement or adjournment of the annual meeting.

References in this proxy statement to “we,” “us,” “our,” “ours,” and the “Company” refer to Easterly Government Properties, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the Internet and will be mailed to stockholders on or about March 23, 2026.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 19, 2026, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulative voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•
Proposal 1: the election of the seven director nominees named in this proxy statement to serve on the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
•
Proposal 2: the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in this proxy statement;
•
Proposal 3: the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment; and
•
Proposal 4: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 46,350,204 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (defined below) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a director nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Amended and Restated Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority of the votes cast in an uncontested election is required to promptly submit to the Board a written offer to resign from the Board. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to such resignation. The Board is required to take action with respect to the recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Additional Corporate Governance Matters—Annual Elections; Majority Voting.” With respect to Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.

Assuming the presence of a quorum, a majority of all of the votes cast on the matter at the annual meeting is required, for the approval on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 2), for the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment (Proposal 3) and for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 4). In respect of Proposals 2 and 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote for those proposals. In respect of Proposal 4, abstentions will not be counted as votes cast and will have no effect on the vote for this proposal.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•
filing a written notice revoking the proxy with our Secretary at our address;
•
properly submitting to us a proxy with a later date; or
•
appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares of record.

Voting by Proxy for Shares Registered in Your Name. If your shares are registered directly in your name with our transfer agent, the proxy materials were mailed directly to you by us. In that case, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can vote online by following the instructions provided on your enclosed proxy card. You can also access proxy materials and vote at www.proxydocs.com/DEA. To vote online, you must have the control number provided in the enclosed proxy card.

Vote by telephone. You also have the option to vote by telephone by following the “Vote by Phone” instructions on the enclosed proxy card.

Vote by regular mail. If you would like to vote by mail, then please mark, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you properly marked, signed, dated and returned the proxy card mailed to you, the shares that the proxy represents will be voted in the manner specified on the proxy. If you properly signed and returned a proxy card but no specification is made, your shares will be voted “for” the election of the director nominees named in this proxy statement, “for” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in this proxy statement, “for” the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment and “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If your shares are held in street name and your broker or nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to the New York Stock Exchange, or NYSE, rules, if you do not give instructions to your broker or nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under the NYSE rules and your broker or nominee will be able to vote on that item even if it does not receive instructions from you. The election of directors (Proposal 1), the non-binding, advisory approval of executive compensation (Proposal 2) and the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment (Proposal 3) are considered non-discretionary items. A broker or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.

It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder nominations or proposals meeting the requirements of Rule 14a-8 or Rule 14a-19 under the Exchange Act were received, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•
FOR Proposal 1: the election of each of Darrell W. Crate, William H. Binnie, Michael P. Ibe, Cynthia A. Fisher, Scott D. Freeman, Emil W. Henry, Jr. and Tara S. Innes as directors to serve on the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
•
FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in this proxy statement;
•
FOR Proposal 3: the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment; and
•
FOR Proposal 4: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

What other information should I review before voting?

Our 2025 Annual Report to Stockholders, or our annual report, including our Annual Report on Form 10-K, which contains financial statements for the fiscal year ended December 31, 2025, is being mailed to you concurrently with the mailing of this proxy statement. To access our annual report, go to the “Investor Relations—Financials” page on our website, www.easterlyreit.com, and then click on “Annual Reports.” In addition, documents we file with the SEC are available at a website maintained by the SEC at http://www.sec.gov. Our annual report and our Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. Our directors, officers and employees may solicit proxies personally or by telephone, e-mail or mail. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, e-mail or personal interviews.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of seven members, each serving for a term of one year and until their successors are duly elected and qualified. Pursuant to our charter, our directors will be elected annually by our stockholders to serve until the next annual meeting and until their successors are duly elected and qualified. Our bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, which is one, and, except as set forth in our charter and our bylaws, more than 15.

At the 2026 annual meeting, all of the directors will be elected to serve until the 2027 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Darrell W. Crate, William H. Binnie, Michael P. Ibe, Cynthia A. Fisher, Scott D. Freeman, Emil W. Henry, Jr. and Tara S. Innes to serve as directors. Each of these nominees currently serves as a member of the Board and has consented to being named in this proxy statement. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

For additional discussion about our leadership structure, refer to “Additional Corporate Governance Matters—Board Leadership Structure” below.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

Vote Required; Effect of Vote

Under our bylaws, a director nominee in an uncontested election will be elected if he or she receives more votes for his or her election than votes against his or her election. Under our Amended and Restated Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority of the votes cast in an uncontested election is required to promptly submit a written offer to resign to the Board. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to such resignation. The Board is required to take action with respect to the recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Additional Corporate Governance Matters—Annual Elections; Majority Voting.”

We will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information, as of the date of this proxy statement, with respect to each nominee for election as a director at the annual meeting, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

Name	Age	Position
Darrell W. Crate	59	President, Chief Executive Officer and Director
William H. Binnie	68	Chairman of the Board of Directors*
Michael P. Ibe	79	Vice Chairman of the Board of Directors and Executive Vice President- Development and Acquisitions
Cynthia A. Fisher	65	Director*
Scott D. Freeman	62	Director*
Emil W. Henry, Jr.	65	Director*
Tara S. Innes	67	Director*

* We have determined that these directors qualify as “independent” under the standards of the NYSE and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Darrell W. Crate has served as our Chief Executive Officer since January 2024, as President since September 2024 and as a director since February 2015. Mr. Crate served as the Company’s Chairman of the Board from February 2015 through December 2023. In addition to his service with the Company, Mr. Crate founded Easterly Capital, LLC in 2009 and holds various titles in its related entities. Since 2015, Mr. Crate has also been the Managing Principal of Easterly Asset Management (formerly Easterly Partners Group). From 1998 to 2011, Mr. Crate served as the Chief Financial Officer of Affiliated Managers Group (NYSE: AMG), a global asset management holding company. Mr. Crate was previously the Managing Director of the Financial Institutions Group of the Chase Manhattan Corporation based in London and New York, focusing exclusively on investment management firms. Mr. Crate served as Treasurer and on the executive committee of Romney for President during each of the 2008 and 2012 election cycles. Mr. Crate earned his BA from Bates College, where he serves as trustee emeritus, and his MBA from Columbia Business School.

William H. Binnie has served as a director since February 2015 and as Chairman of the Board since January 2024. Prior to his appointment as Chairman, Mr. Binnie was the Company’s Lead Independent Director, a position he held since 2016. Mr. Binnie has served as President and Chief Executive Officer of Carlisle Capital Corporation, a private investment and management company with a focus on media and real estate businesses, since 1996. Mr. Binnie served as Chairman of the board, founder and chief executive officer of Carlisle Plastics, Inc., a NYSE listed company that was a consumer company producing products made from plastic, from 1984 until its acquisition by Tyco International Ltd. in 1996. Mr. Binnie is the Chairman of NH1 News, as well as President of 19 radio stations in the Carlisle Media organization. Mr. Binnie was also a candidate for the U.S. Senate from New Hampshire in 2010. Mr. Binnie earned his MBA from Harvard Business School and his AB from Harvard University and is a former member of the Board of Overseers of Harvard University.

Michael P. Ibe has served as our Executive Vice President—Development and Acquisitions and Vice Chairman of the Board since February 2015. Mr. Ibe co-founded Western Devcon, Inc. in 1987 and has since then served as president, where he has been primarily responsible for all phases of acquisition and development in each endeavor, including build-to-suit GSA-leased properties of Western Devcon, Inc. and its affiliates. His experience related to construction dates back to 1980, when he served as Vice President of Construction at Ibe Investments, a family-owned real estate company specializing in high-density residential developments in Phoenix, Arizona and luxury single-family developments in San Diego, California. From 1970 to 1980, Mr. Ibe served as a contract administrator and later a vice president and general manager, of Lampco Industries, a San Diego, California manufacturer of precision components for jet engines and nuclear reactors. Mr. Ibe attended Mesa College and San Diego State University.

Cynthia A. Fisher has served as a director since February 2015. Ms. Fisher is an independent investor, entrepreneur, and advisor. She is Founder and Chairman of PatientRightsAdvocate.org, a nonprofit, non-partisan organization that seeks systemwide healthcare price transparency to empower American consumers and employers to know actual quality and prices of care and coverage upfront and create a functional marketplace in healthcare to lower costs, improve quality, and broaden affordable access through competition and choice. In 2011, Ms. Fisher founded WaterRev, LLC, an investment company located in Newton, Massachusetts, focused on innovative technology companies that enable sustainable practices of water use. In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as Chairman and Chief

Executive Officer of ViaCord, Inc. from 1993 to 2000. In 2000, she co-founded ViaCell, Inc., a cellular medicines company, and served as its president and as a member of the board of directors. ViaCell, the successor to ViaCord, went public in 2005 (Nasdaq: VIAC) and was subsequently sold to PerkinElmer (NYSE: PKI) in 2007. Ms. Fisher also serves on the board of directors of another public company, the Boston Beer Company, Inc. (NYSE: SAM), and on the board of directors of several not-for-profit businesses. She also co-founded and is Chairman Emeritus of Fitmoney.org which provides curriculum for K-12 financial literacy. Ms. Fisher serves on the board of the National Park Foundation and previously served on the board of directors of Water.org. Ms. Fisher holds an MBA from Harvard Business School and a BS and honorary Doctorate of Science from Ursinus College.

Scott D. Freeman has served as a director since May 2020. Mr. Freeman is Managing Partner of FHR Capital, LLC, a privately held real estate investment and advisory company. Prior to joining FHR Capital in July 2019, Mr. Freeman was with Colony Capital from April 2005 through June 2019 where he was Managing Director and Global Head of Portfolio Management of Colony Capital, Inc. and co-founder of Colony Realty Partners, LLC. Before Colony, he was a Partner and the Director of Acquisitions at TA Associates Realty, LLC from February 1994 to February 2004 where he served on the firm’s Executive Committee and Investment Committee and chaired the Acquisition Committee. Previously, he was an Asset Manager with General Electric Investments and with Aetna Realty Investors. Mr. Freeman is involved in various volunteer and charitable organizations. Mr. Freeman received a BA in Political Science from Bates College, where he serves as trustee emeritus, and an MBA with concentrations in Real Estate and Finance from the Kellogg School at Northwestern University.

Emil W. Henry, Jr. has served as a director since February 2015. Mr. Henry is a former Assistant Secretary of the U.S. Treasury for Financial Institutions and currently is the Chief Executive Officer of Tiger Infrastructure Partners, a private equity firm he founded that is focused on infrastructure investment opportunities. Prior to founding Tiger Infrastructure Partners in 2009, Mr. Henry was head of the Lehman Brothers Private Equity Infrastructure businesses, where he oversaw infrastructure investments. In 2005, Mr. Henry was appointed Assistant Secretary of the U.S. Treasury for Financial Institutions by the President of the United States. Until his departure in 2007, he was a key advisor to two Treasury secretaries on economic, legislative and regulatory matters affecting U.S. financial institutions and markets. Before joining the U.S. Treasury, Mr. Henry was a partner of Gleacher Partners LLC, an investment banking and investment management firm, where he served as chairman of asset management and managing director, and where he oversaw the firm’s investment activities. After attending business school, Mr. Henry was a member of the principal investing arm of Morgan Stanley, where he was involved in the execution of leveraged buyouts on the firm’s behalf. Mr. Henry’s board memberships presently include ArrowMark Financial Corp, a Nasdaq listed company, as well as the boards of a number of private portfolio investments of Tiger Infrastructure Partners. He is also a member of the Council on Foreign Relations. Mr. Henry earned his MBA from Harvard Business School and his BA in Economics from Yale University.

Tara S. Innes has served as a director since February 2020. Ms. Innes is a former Managing Director, Global Head of Public Fixed Income Research at AIG Investments, Inc., a position she held from 2009 until April 2016, where she led a team of analysts in New York, London, Tokyo and Tel Aviv responsible for analysis and investment recommendations across investment grade, high yield, sovereign, municipal, and emerging markets asset classes. From 2006 to 2009, Ms. Innes was Team Leader of Financial Institutions at AIG Asset Management US LLC. Before joining AIG in 2006, Ms. Innes served as managing director and team leader for REITs and Financial Institutions at Fitch Learning US Inc., a subsidiary of Fitch Ratings, Inc. Prior to joining Fitch in 2004, Ms. Innes served in various positions at MetLife, Inc. and Merrill Lynch Hubbard, Inc. focused on real estate investments and finance. Until December 2025, Ms. Innes served as a member of the Board of Directors, Treasurer and Chairman of the Finance Committee of The Credit Roundtable Association, an organization of institutional investors she co-founded in 2007 to educate investors and advocate for bondholders. Ms. Innes has been a frequent speaker at international investor and issuer conferences on a variety of fixed income investment topics and maintains longstanding relationships with the capital markets and syndication teams at many of the largest investment banks. Ms. Innes is National Association of Corporate Directors (NACD) Directorship Certified and earned her CERT Certificate in Cybersecurity Oversight through NACD by completing the Cyber-Risk Oversight Program in 2023. Ms. Innes earned her BA from Boston College.

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Allison E. Marino	42	Executive Vice President, Chief Financial Officer
Franklin V. Logan	56	Executive Vice President, General Counsel and Secretary

Allison E. Marino is our Executive Vice President, Chief Financial Officer. From August 2021 until January 2024, Ms. Marino served as the Company’s Senior Vice President and Chief Accounting Officer and from January 2024 until March 2025, Ms. Marino continued in her role as Chief Accounting Officer in addition to her current role. Prior to joining the Company, Ms. Marino served as Vice President and Corporate Controller of Carr Properties, a private real estate investment trust focused on the ownership, acquisition and development of office properties, from February 2020 to August 2021. She first joined Carr Properties in 2015 as a Director of Accounting. Prior to that, Ms. Marino served in Marriott International, Inc.’s Financial Reporting and Analysis group from 2010 to 2015 in various capacities, including as a Senior Manager and Manager. She began her career at Ernst & Young, LLP in its real estate practice. Ms. Marino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. She earned her BS in Business Administration from the University of Pittsburgh and her MBA from the University of North Carolina.

Franklin V. Logan is our Executive Vice President, General Counsel and Secretary. From January 2018 until his appointment as Executive Vice President in February 2023, Mr. Logan served as our Senior Vice President, General Counsel and Secretary. Before joining our company in January 2018, Mr. Logan was an associate in the Real Estate Industry Group of Goodwin Procter LLP, where he represented various REITs in securities law, public and private mergers and acquisitions, corporate governance and general corporate matters. Before joining Goodwin Procter LLP in 2010, Mr. Logan served as a Government Affairs Representative at Stuntz, Davis and Staffier, PC, a Washington, D.C. law firm, where he represented the interests of clients before the U.S. Congress and various federal agencies on a wide range of issues from general appropriations and budgetary matters to issues of homeland security, telecommunications, immigration, criminal justice and healthcare. He began his career as staff member to a United States Senator. Mr. Logan earned his JD from Georgetown University Law Center and his BA from Rice University.

Director Independence

Under the corporate governance listing standards of the NYSE, at least a majority of our directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board has determined that each of the following existing directors is an “independent director” as defined by the NYSE rules: William H. Binnie, Cynthia A. Fisher, Scott D. Freeman, Emil W. Henry, Jr. and Tara S. Innes. Our independent directors meet regularly in executive sessions without the presence of our executive officers and non-independent directors.

The Board and its Committees

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees currently is composed exclusively of independent directors, in accordance with the NYSE listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.easterlyreit.com under the “Investor Relations—Governance—Governance Guidelines” section. Additionally, the Board may from time to time establish certain other committees to facilitate the management of our company.

The Board held eight meetings in 2025. Each of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee met four times in 2025. Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board which were held during the period that such person served on the Board and (ii) the total number of meetings of committees of the Board held during the period that such person served on such committee.

Audit Committee

Our Audit Committee consists of four of our directors, each of whom is an independent director. Each of Ms. Innes and Messrs. Henry and Freeman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards.

We have an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

•
our accounting and financial reporting processes;
•
the integrity of our consolidated financial statements;
•
our systems of disclosure controls and procedures and internal control over financial reporting;
•
our compliance with financial, legal and regulatory requirements;
•
the performance of our internal audit function; and
•
our overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in this proxy statement. In addition, the Audit Committee oversees our risk assessment and management process, including processes related to cybersecurity. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee report. Ms. Innes is the chair and Ms. Fisher, Mr. Freeman and Mr. Henry serve as members of the Audit Committee.

Compensation Committee

Our Compensation Committee consists of five of our directors, each of whom is an independent director. We have a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•
reviewing and approving the compensation of other senior officers;
•
reviewing our executive compensation policies and plans;
•
implementing and administering our incentive compensation and equity-based remuneration plans;
•
assisting management in complying with our proxy statement and annual report disclosure requirements;
•
producing a report on executive compensation to be included in our annual proxy statement; and
•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for non-employee directors.

Mr. Binnie is the chair and Ms. Fisher, Mr. Freeman, Mr. Henry and Ms. Innes serve as members of the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four of our directors, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

•
identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•
reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;
•
recommending to the Board nominees for each committee of the Board;
•
annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards; and
•
annually reviewing and making recommendations to the Board regarding revisions to the Amended and Restated Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee also has oversight responsibilities over the Company’s environmental (including climate change), social and related governance, or ESG, initiatives, risks, strategies and policies. Ms. Fisher is the chair and Mr. Binnie, Mr. Freeman and Mr. Henry serve as members of the Nominating and Corporate Governance Committee.

Board Qualifications

We value different views, experiences, skill sets and backgrounds in identifying and selecting Board members. Our Board nominees reflect a variety of perspectives, including a complementary mix of skills, experience, and backgrounds, that we believe are important to our ability to represent the interests of all our stockholders.

Skills / Qualifications	Darrell W. Crate	William H. Binnie	Cynthia A. Fisher	Scott D. Freeman	Emil W. Henry, Jr.	Michael P. Ibe	Tara S. Innes

Public Company Executive / Director
Investment / Financial Experience
Portfolio / Investment Management Experience
Government Experience
Direct Property Acquisition Experience
Direct Property Asset Management Experience
Credit Analysis Background
Direct Debt Investment Experience
Entrepreneurial Background
Private Equity Investment Experience
REIT Management Experience

Director Compensation

Annual Director Compensation

In 2025, we paid to each of our non-employee directors an annual retainer equal to approximately $200,000, consisting of $75,000 payable in equal bi-annual cash installments and an equity award having a value of approximately $125,000 granted upon the election of the non-employee director following the 2025 annual meeting. The equity awards will vest upon the earlier of the anniversary of the date of grant or the Company’s 2026 annual meeting of stockholders and was made in the form of shares of restricted common stock, or, if elected by such non-employee director, long-term incentive units in our operating partnership, or LTIP units (or a combination of both). Each non-employee director who served as a chair of one of the standing committees of the Board received an additional $25,000 cash retainer for service as a chair in 2025 and, as described in further detail below, our non-executive Chairman of the Board received an additional $200,000 for service as Board chair in 2025.

The Compensation Committee periodically reviews the compensation of our non-employee directors. In 2025, our Compensation Committee engaged FTI Consulting, or FTI, to review our director compensation program and conduct a benchmark analysis of non-employee director compensation programs in place at comparable public companies. Based on the recommendation of FTI and market trends, the Compensation Committee determined it was appropriate to increase the equity award portion of the annual retainer paid to non-employee directors from $115,000 to $125,000.

In connection with its review of our non-employee director compensation program, FTI also evaluated the role of our non-executive Chairman of the Board within the context of our overall governance structure and recommended an additional cash retainer for his contributions to the Company that exceed the duties of a typical chairperson. Mr. Binnie’s financial expertise, investment and management experience, and business and strategic insight provide unique and meaningful benefits to the Company and the Board. Mr. Binnie regularly engages with the Company’s executive management team on matters such as operational strategy and acquisition opportunities, and brings a well‑established record of leadership, with an emphasis on corporate governance and alignment between management and stockholder interests. Based on this recommendation, the Compensation Committee determined that it was appropriate and in the best interests of the Company to provide Mr. Binnie with an additional cash retainer of $200,000 in light of his continued contributions to the Company.

Under our director compensation program, directors do not receive meeting attendance fees for any meeting of our Board or a committee thereof that he or she attends. However, we do reimburse each of our directors for travel expenses incurred in connection with his or her attendance at full Board and committee meetings.

Directors of our company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the total compensation paid to our non-employee directors during the fiscal year ended December 31, 2025:

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

William H. Binnie	300,000	1,068,192	1,368,192
Cynthia A. Fisher	100,000	360,792	460,792
Scott D. Freeman	75,000	360,792	435,792
Emil W. Henry, Jr.	75,000	360,792	435,792
Tara S. Innes	100,000	360,780	460,780

(1)
In connection with our 2025 annual meeting, we granted (i) 5,499 shares of restricted common stock to each of Messrs. Binnie, Freeman and Henry and Ms. Fisher, and (ii) 3,959 shares of restricted common stock and 1,747 LTIP units to Ms. Innes, in each case pursuant to our 2024 Equity Incentive Plan. Such awards will vest upon the earlier of the anniversary of the date of grant or the 2026 annual meeting. In connection with the Company’s long-term stock appreciation grants, described below, we granted Mr. Binnie 80,000 LTIP units and each of Mr. Henry, Ms. Fisher, Ms. Innes and Mr. Freeman 20,000 LTIP units. Amounts shown reflect the aggregate grant date fair value of shares of restricted stock and LTIP units, as applicable, issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation — Stock Compensation,” or ASC Topic 718, disregarding the estimate of forfeitures.

Long-Term Stock Appreciation Grants

On August 26, 2025, also in consultation with FTI, the Board granted equity awards to certain of the Company’s non-employee directors in order to further align the interests of our non-employee directors with the interests of the Company’s long-term stockholders, and to support continuity over a critical five- to eight-year period. Given the challenging operating environment over the past few years and the substantial decrease in the value of equity awards received by our non-employee directors in recent years, the Board believed it was necessary to make significant grants to a broad group, including directors, to maximize their alignment with the interests of the Company’s stockholders over the longer timelines associated with the Company’s portfolio of mission-critical assets and the real estate industry in general.

The long-term stock appreciation awards were issued under the Company’s 2024 Equity Incentive Plan in the form of performance-based LTIP units that can only be earned if rigorous stock appreciation hurdles of 50% - 60% from the baseline value are met during the eight-year performance period, and subject to the recipient’s continued service for a period of five years from the grant date. For more information, see “Executive Compensation–Compensation Discussion and Analysis–Long-Term Equity Incentive Compensation–Long-Term Stock Appreciation LTIP Unit Awards.”

The table above sets forth the total compensation paid to our non-employee directors during the fiscal year ended December 31, 2025, including the grant date fair value of the long-term stock appreciation grants. In light of the at-risk nature and purpose of the long-term stock appreciation grants, the following table sets forth information regarding the annual compensation paid to our non-employee directors, excluding the August 2025 long-term stock appreciation grants, during the fiscal year ended December 31, 2025:

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

William H. Binnie	300,000	124,992	424,992
Cynthia A. Fisher	100,000	124,992	224,992
Scott D. Freeman	75,000	124,992	199,992
Emil W. Henry, Jr.	75,000	124,992	199,992
Tara S. Innes	100,000	124,980	224,980

(1)
Amounts shown reflect the aggregate grant date fair value of shares of restricted stock and LTIP units, as applicable, issued to each director as determined pursuant to ASC Topic 718, disregarding the estimate of forfeitures.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2024 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. More than 97% of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers, which will occur no later than the 2030 annual meeting of stockholders.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote FOR this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required; Effect of Vote

Assuming the presence of a quorum, a majority of all of the votes cast on this proposal at the annual meeting is required for adoption of this resolution. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

PROPOSAL 3: APPROVAL OF THE EASTERLY GOVERNMENT PROPERTIES, INC. 2024 EQUITY INCENTIVE PLAN AMENDMENT

The Board believes that equity awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors, and consultants of the Company, Easterly Government Properties LP, our operating partnership, and their affiliates, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 20, 2026, our Board approved the amendment of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), subject to approval by our stockholders at the annual meeting, to increase the aggregate number of shares authorized for issuance under the 2024 Plan from 1,440,000 shares (adjusted for the 1-for-2.5 reverse stock split of our issued and outstanding shares of common stock, which reverse stock split became effective on April 28, 2025 (the “Reverse Stock Split”)) to 4,315,000 shares of common stock, reflecting an increase of 2,875,000 (the “2024 Plan Amendment”). These additional shares would enhance the flexibility to grant equity awards to our officers, employees, non-employee directors, and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. The Board believes that the maximum of 2,875,000 additional shares that would be available for grant under the 2024 Plan Amendment should provide sufficient shares for equity-based compensation needs of the Company through the 2030 or 2031 annual meeting of stockholders. A copy of the 2024 Plan Amendment is attached as Appendix B to this proxy statement and is incorporated herein by reference. References in this Proposal 3 to the “2024 Plan” refer to the 2024, as amended by the 2024 Plan Amendment.

As of March 19, 2026, there were 323,743 unvested full value awards subject to time-based vesting and 1,353,126 unvested full value awards subject to performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 19, 2026. As of March 19, 2026, there were 36 shares of common stock available for awards under our equity compensation plans.

Vote Required; Effect of Vote

Assuming the presence of a quorum, a majority of all of the votes cast on this proposal at the annual meeting is required for approval of the 2024 Plan Amendment. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the vote for this proposal.

The Board unanimously recommends a vote FOR the approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment.

Summary of Material Features of the 2024 Plan

The material features of the 2024 Plan are:

•
The maximum number of shares of common stock reserved for issuance under the 2024 Plan is 4,315,000 shares less one share for every share of common stock granted under the Easterly Government Properties, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) after April 5, 2024;
•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, dividend equivalent rights, and other equity-based awards is permitted;
•
Any material amendment to the 2024 Plan is subject to approval by our stockholders; and
•
The term of the 2024 Plan will expire on May 17, 2034.

In addition to the features described above, the 2024 Plan includes the following attributes that we believe are consistent with the interests of our stockholders and sound corporate governance practices:

•
No automatic grants. The 2024 Plan does not provide for automatic grants to any participant.
•
No tax “gross-ups.” The 2024 Plan does not provide for any tax “gross-ups” or similar payments or reimbursements to defray any tax liability associated with the issuance of awards under the 2024 Plan.

•
No repricing of options or share appreciation rights. The 2024 Plan prohibits the repricing of options and stock appreciation rights without stockholder approval.
•
No liberal share recycling. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2024 Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the 2024 Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2024 Plan.
•
No evergreen provision. There is no “evergreen” provision pursuant to which the shares authorized for issuance under the 2024 Plan can be automatically replenished.

Based solely on the closing price of our common stock as reported by the NYSE on March 19, 2026 and the maximum number of shares that would have been available for awards as of such date under the 2024 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2024 Plan is $63,768,298. The shares of common stock underlying any awards that are forfeited, canceled, or otherwise terminated, other than by exercise as described above, under the 2024 Plan and the 2015 Plan will be added back to the shares of common stock available for issuance under the 2024 Plan.

Rationale for the 2024 Plan Amendment

The 2024 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Our Compensation Committee determined the size of the reserved pool under the 2024 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of shares available for awards that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees.

The following table provides detailed information regarding the Company’s burn rate for the last three fiscal years:

	2023	2024	2025	Three Year Average

Restricted shares granted	108,811	113,341	180,647	134,266
Performance shares vested	70,286	36,554	16,657	41,165
Total Shares	179,097	149,895	197,304	175,431
Performance shares granted	110,369	105,363	1,004,368	406,700
Weighted Average Shares Outstanding - Basic	37,705,666	41,377,580	44,922,497	41,335,248
Burn Rate	0.47%	0.36%	0.44%	0.42%

Responsible Grant Practices Align with Pay-For-Performance Philosophy

•
All outstanding equity awards for our named executive officers have vesting terms of at least three years and more than 50% in 2025 were performance based.
•
Broad-based equity awards granted to 18 employees in addition to our named executive officers since January 1, 2025, ensuring that the interests of over 40% of our workforce is aligned with those of our stockholders.
•
Performance-based equity awards based on the achievement of robust performance hurdles, as illustrated by the limited payouts of such awards over the last several years.(1)
•
Robust stock ownership guidelines ensure our executives think and act like owners.
•
Clawback policy applies to all named executive officers and requires our recoupment of erroneously-paid compensation in the event of a financial restatement.
(1)
For more information, see “Executive Compensation–Compensation Discussion and Analysis–Long-Term Equity Incentive Compensation–Status of Outstanding Performance-Based LTIP Unit Awards.”

Summary of the 2024 Plan

The following description of certain features of the 2024 Plan, as amended, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2024 Plan and the 2024 Plan Amendment, which is attached hereto as Appendix B.

Administration. The 2024 Plan may be administered by our Board, our Compensation Committee or a similar committee comprised of at least two non-employee directors, or the Administrator. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2024 Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All officers, employees, non-employee directors, and consultants are eligible to participate in the 2024 Plan, subject to the discretion of the Administrator. As of March 19, 2026, approximately 59 individuals were eligible to participate in the 2024 Plan, which includes four executive officers, 49 employees who are not executive officers, five non-employee directors and one consultant. There are certain limits on the number of awards that may be granted under the 2024 Plan. For example, if the 2024 Plan Amendment is approved, no more than 4,315,000 shares of common stock may be granted in the form of incentive stock options.

Stock Options. The 2024 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and (2) options that do not so qualify. Options granted under the 2024 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiary corporations. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to the closing price of the shares of common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator determines at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2024 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Upon exercise of the options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria will not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash, subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator's sole discretion, it may permit a participant to make an advance election to receive a portion of such participant's future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the 2024 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of a restricted stock unit award or an other equity-based award that is subject to performance-based vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Administrator may grant cash bonuses under the 2024 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals, which goals may include individual performance objectives as well as financial or operational measurements of the performance of the Company (including, but not limited to, any unit, division, group or affiliate of the Company) such as total shareholder return; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Stock; funds from operations or similar measures; leverage ratios; sales or revenue; acquisitions or strategic transactions; operating income; return on capital, assets, equity, or investment; lease or occupancy rates; expense; margins; earnings (loss) per share of Stock; market share; and/or any other goal established by the Administrator, any of which goals may be measured in absolute terms, as compared to any incremental increase, as compared to results of a peer group or on any other basis determined by the Administrator.

Other Equity-Based Awards. The Administrator may grant units in our operating partnership or any other membership or ownership interests in the operating partnership or an affiliate of the Company.

Change of Control Provisions. In the event of a "sale event," as defined in the 2024 Plan, awards under the 2024 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Administrator in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable or nonforfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals will become vested and non-forfeitable in connection with a sale event to the extent specified in the relevant award agreement.

In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right will be cancelled for no consideration). The Administrator also has the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2024 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2024 Plan, to certain limits in the 2024 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends, and similar events.

Tax Withholding. Participants in the 2024 Plan are responsible for the payment of any federal, state, or local taxes that the Company or an affiliate of the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to the exercise or vesting of an award. The Administrator may also require the Company’s or any affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or the applicable affiliate in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the 2024 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2024 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2024 Plan was approved by our Board on April 3, 2024, and our stockholders on May 17, 2024. On March 20, 2026, our Board approved the 2024 Plan Amendment, subject to stockholder approval. Awards of incentive options may be granted under the 2024 Plan until April 3, 2034. No other awards may be granted under the 2024 Plan after the date that is ten years from the date of initial stockholder approval.

Plan Benefits

Because the grant of awards under the 2024 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2024 Plan.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2024 Plan. It does not describe all federal tax consequences under the 2024 Plan, nor does it describe state, local, or non-U.S. tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2024 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2024 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2025 (adjusted for the Reverse Stock Split).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(2)(3)(4)	2,886,327	—	380,318
Equity compensation plans not approved by stockholders	—	—	—
Total	2,886,327	—	380,318

(1)
Includes information related to the Company’s 2015 and 2024 Equity Incentive Plans.
(2)
The amount in column (a) includes 984,704 LTIP units (adjusted for the 1-for-2.5 reverse unit split of outstanding common units and LTIP units (the “Reverse Unit Split”)) issued under our 2015 and 2024 Equity Incentive Plans that, upon the satisfaction of certain conditions, are convertible into common units, which may then be redeemed for cash, or, at our option, an equal number of shares of common stock, subject to certain restrictions. There is no exercise price associated with LTIP units.
(3)
The amount in column (c) excludes the number of LTIP units referenced in column (a) and 74,978 shares of restricted common stock (adjusted for the Reverse Stock Split) issued under our 2015 and 2024 Equity Incentive Plans.
(4)
The amount in column (c) includes forfeited awards under prior plans.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification at the 2026 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. PricewaterhouseCoopers LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires, and will be available to respond to appropriate questions.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Vote Required; Effect of Vote

Assuming the presence of a quorum, a majority of all of the votes cast on the matter at the annual meeting is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will have no effect on this proposal.

Fee Disclosure

Audit and Non-Audit Fees. The aggregate fees billed to us by PricewaterhouseCoopers LLP, an independent registered public accounting firm, for the indicated services for the years ended December 31, 2025 and 2024 were as follows:

	2025 ($)	2024 ($)

Audit fees (1)	1,222,863	1,224,310
Audit related fees (2)	158,200	189,500
Tax fees (3)	—	503,560
All other fees (4)	2,120	2,120
Total	1,383,183	1,919,490

(1)
Audit fees consist of fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
Audit-related fees consist of fees for professional services performed by PricewaterhouseCoopers LLP related to comfort letters, consents and assistance with documents filed with the SEC and securities offerings.
(3)
Tax fees consist of fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning.
(4)
All other fees consist of fees for subscription access to an accounting and auditing research library. Excludes audit and tax fees for services performed by PricewaterhouseCoopers LLP directly for our unconsolidated joint venture.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee, or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the Securities and Exchange Commission, or SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Easterly Government Properties, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2025 as follows:

1.
the Audit Committee has reviewed and discussed with management the audited financial statements of Easterly Government Properties, Inc. for the fiscal year ended December 31, 2025;
2.
the Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
3.
the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by our Audit Committee

Tara S. Innes (Chair)

Cynthia A. Fisher

Scott D. Freeman

Emil W. Henry, Jr.

CORPORATE RESPONSIBILITY

We seek to operate our business responsibly and create long-term value for our stockholders through the implementation of our business strategy as well as strong corporate stewardship. We have an in-house committee, comprised of employees and members of senior management, that meets regularly to identify, initiate, and monitor sustainable practices in all aspects of our business for the benefit of our tenants, stockholders, employees, and the community at large. The Nominating and Corporate Governance Committee oversees the Company’s environmental, social and related governance (“ESG”) efforts, and is charged with reviewing and discussing periodically, but no less than annually, with management the Company’s ESG strategy, initiatives and policies.

In 2025, we published our fourth annual Corporate Sustainability Report which included information on our progress towards meeting our previously announced environmental and social goals as well as an update to our alignment with five United Nations Sustainable Development Goals. These goals aim to help reduce our greenhouse gas (“GHG”) emissions and address climate change performance. Additionally, we continue to utilize our ESG software provider to assist in aggregating and analyzing environmental data such as energy and water usage and GHG emissions in our portfolio.

We continue to build on the corporate responsibility initiatives first adopted in 2020 as part of the Company’s Environmental Sustainability, Social Responsibility and Human Rights Policy (our “E&S Policy”). The environmental sustainability policies outlined in our E&S Policy are designed to address environmental risks and opportunities in our business, promote greater awareness and responsibility among our employees, and engagement with our U.S. Government tenant agencies. The social responsibility policies are designed to reinforce our core principles regarding competitive compensation, ethical behavior, workplace safety, open and risk-free communication and legal compliance. We believe these commitments align seamlessly with our pledge to provide a work environment that attracts, develops, and retains top talent by affording our employees an engaging work experience that allows for career development and opportunities for meaningful civic involvement.

We are committed to strong corporate governance and transparency for our stockholders and review corporate best practices on an ongoing basis. Over the years since our formation, we have adopted a majority voting standard in uncontested elections, a director resignation policy, stock ownership guidelines for our directors and senior management and a clawback policy. In 2021, upon the recommendation of the Nominating and Corporate Governance Committee and the approval of the Board, our stockholders overwhelmingly approved an amendment to our bylaws that allows stockholders the right to amend our bylaws. In 2024, the Board appointed Darrell W. Crate as our Chief Executive Officer and William H. Binnie as Chairman of the Board, thereby separating the role of Chairman of the Board from our management team. The appointment reflects the Board’s belief that strong independent Board leadership in the form of an independent Chairman is in the best interests of the Company.

Our Corporate Sustainability Report and our E&S Policy are available on our website at www.easterlyreit.com under the “Corporate Responsibility” section and the “Governance” section, respectively. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Environmental Sustainability

Under the Energy Policy Act of 2005, the U.S. Government maintains “green lease” policies as one of the many factors it considers when leasing property and we continue to partner with the GSA to promote sustainability. The U.S. Government’s “green lease” initiative permits U.S. Government tenants to require LEED-CI certification in selecting new premises or renewing leases at existing premises.

We actively seek opportunities to better assess our portfolio’s performance and explore methods to improve efficiency over time and continue to pursue projects throughout our portfolio to reduce utility consumption and generate cost savings. We remain committed to increasing the energy efficiency of our buildings and use clean or renewable energy sources when prudent. We strive to work collaboratively with our tenants by implementing environmentally-driven energy efficiency programs. To achieve our sustainability objectives, we have implemented and continually seek to enhance our existing environmental programs including the following:

✓
Corporate Sustainability Report. In our inaugural Corporate Sustainability Report published in 2022, we publicly announced our first set of energy consumption reduction goals. These goals include a 10% energy use intensity reduction and a 5% water use intensity reduction, in each case by 2030. To track our progress on these goals, we have been conducting an ongoing benchmark analysis of the annual energy and water usage and annual emissions at properties in our portfolio. We continue to report our progress on these portfolio optimization goals in our Corporate Sustainability Reports, published on an annual and recurring basis.
✓
Green Globes® Certifications. We continually seek opportunities to grow the Company’s portfolio of Green Globes certified properties. Green Globes uses a science-based independent system to rate environmental sustainability, health and wellness, and resilience of commercial real estate. All ten of the medical outpatient facilities leased to the U.S. Department of Veterans Affairs that we acquired through our unconsolidated joint venture are Green Globes certified.
✓
Green Lease Leaders. In 2023, we were recognized as a Premier Member of the U.S. Environmental Protection Agency’s, or EPA, ENERGY STAR Certification Nation as well as a Silver Level Green Lease Leader by the Department of Energy’s Better Building Alliance. For the 2025 certification year, we had 5 ENERGY STAR certified buildings. Additionally, over 35% of our assets have achieved at least one sustainability related certification such as ENERGY STAR, LEED, or Green Globes.
✓
Solar Program. We continue to evaluate our portfolio for opportunities to deploy solar projects, such as the installation of a solar project at our FEMA - Tracy property, which we successfully completed in 2021.
✓
Energy Efficient Upgrades. We actively seek and promote environmentally-driven energy efficiency programs that help the U.S. Government achieve its conservation, sustainability and efficiency goals, including:
•
LED lighting retrofits and controls;
•
Training programs on energy efficiency and strategies to ensure lights and equipment are turned off when not in use;
•
Installation of EPA WaterSense® plumbing fixtures in renovated restrooms;
•
Installation of pre-cooling systems;
•
Proactive inspection, maintenance and replacement of major building equipment with more energy-efficient components;
•
Daytime cleaning schedules for janitorial staff to reduce HVAC and lighting needs;
•
Retro-commissioning of building systems and ongoing maintenance;
•
Installation of smart controls, air filter replacements, upgrading building automation systems, and programming building automation systems to restrict HVAC operations to hours of tenant occupancy;
•
Installation of exterior irrigation systems that adjust operation based on rainfall and/or utilize “gray water”;
•
Establishment of recycling programs in coordination with our tenants’ operations;
•
Procurement and utilization of interior cleaning, paper, and landscaping products that comply with U.S. Government Green Procurement guidance; and
•
Promoting the use of sustainable features in our construction projects.
✓
Assessing Potential Properties for Acquisition. In evaluating new investments, we obtain an environmental site assessment of the property (Phase I) as part of our underwriting efforts to evaluate the environmental condition of the property, including whether there is indication of any release of hazardous substances, chemical or waste storage, or other environmental concerns or risks, and to determine whether the property and its operations meet certain environmental standards. In addition, each potential acquisition undergoes a “green” property condition assessment (PCA) in order to determine the building’s current energy efficiency potential and sustainability characteristics.
✓
Corporate Headquarters. We believe that promoting sustainable environmental practices in the workplace can lead to a more vibrant and productive work environment for our employees. We demonstrate our commitment to environmental sustainability initiatives at our LEED Gold certified headquarters and our other corporate office through the implementation of the following:

•
Recycling materials such as aluminum, paper and plastic;
•
Utilizing an automated LED lighting control system;
•
Encouraging employees to power down equipment at the end of the day;
•
Using ENERGY STAR certified computers, monitors, copiers and printers; and
•
Encouraging a paperless environment.

Collectively, these initiatives contribute to improved operating performance by lowering utility consumption, reducing maintenance needs and enhancing the long-term resilience of our assets. We believe these efficiencies support stronger tenant satisfaction and help drive stable, predictable operating results.

Employee Engagement

We are committed to providing an engaging work environment that generates long-term value for our employees and stockholders. We also strive to provide a positive and safe workplace by promoting the health, wellness and development of our employees while upholding our corporate responsibility as a public company for the benefit of our stockholders and tenants. To further these objectives, we have established a number of policies and programs and undertaken various initiatives, including:

✓
Employee Compensation and Benefits. We maintain cash- and equity-based compensation programs designed to attract, retain and motivate our employees.
✓
Employee Health and Safety. We recognize the importance of the health, safety and environmental well-being of our employees, and are committed to providing and maintaining a healthy work environment. We offer a comprehensive benefits program as well as a 401(k) with a matching employer contribution, flexible spending accounts, employee assistance program, financial well-being training, income protection through our sick pay, salary continuation and disability policies, paid vacation, paid parental leave and floating/flexible holiday choices to balance work and personal life. In addition to our benefits program, we offer a number of work/life enhancements at our corporate headquarters, including, but not limited to, a complimentary gym membership, complimentary bicycle parking, healthy snacks, filtered water and ergonomic workstations.
✓
Employee Training and Professional Development. We encourage our employees to take advantage of various internal training opportunities and those provided by outside service providers to the extent these are business related. All corporate employees, including members of our management team, receive annual training about our business, the Company’s structure and the important laws and policies that affect the Company, with a focus on ethics, compliance and internal controls. Additionally, our employees are required to participate in bi-annual workplace harassment prevention training tailored to address supervisory and non-supervisory roles within the Company. We have also retained a third-party provider to provide our employees with ongoing mandatory training concerning important cybersecurity issues. In 2024, we enhanced our professional development program by providing each employee $500 per year to use towards conferences, workshops, webinars, and courses that further his or her career skills. In addition, many of our employees hold professional licenses and we encourage them to and reimburse them for participation in qualified ongoing continuing professional education such as is typically required of certified public accountants. We also provide all of our employees with biannual performance and career development reviews.
✓
Focus on Ethics and Compliance. We prohibit corruption in all its forms, including bribery, kickbacks or other improper payments, transfers or receipts. In addition, pursuant to our policies governing Company and employee interactions with the Federal government, employees are prohibited from offering, soliciting, or accepting anything of value, including money, gifts, or entertainment, to a customer or from a supplier, vendor, or subcontractor where doing so would influence the award or performance of Federal government contracts or subcontracts. All employees, including members of the management team, participate in mandatory annual training sessions to supplement the Company’s zero tolerance approach with respect to anti-corruption policies.

✓
Community Outreach. We believe in taking an active role in bettering our communities through community service and outreach and we encourage our employees to personally participate in volunteer activities. In addition, we actively seek out opportunities to partner with local non-profit organizations to better serve the communities in which our employees live and work. We have established a charitable donation-matching program pursuant to which the Company will match up to $500 per year of each employee’s donation to a qualifying charitable organization. In addition, we provide up to eight hours of paid time off per year for each employee to volunteer in their communities and support causes that matter to them. These eight hours are provided in addition to two Company sponsored volunteer days per year that we offer on an annual basis. In 2025, for example, we partnered with the U.S. Marine Corps Reserve Toys for Tots program, a 501(c)(3) organization, to provide gifts to economically disadvantaged children during the holiday season. The team worked together with the Marines to sort, organize, and prepare the toys for distribution for the second year in a row. The team’s efforts helped the local Anacostia-Washington, DC Toys for Tots team distribute 76,649 toys to 41,000 children within the DC community.
✓
Freedom of Association. We respect our employees’ right to form, join or not join, labor unions, without fear of reprisal, intimidation or harassment. In the event that any of our employees are represented by a legally recognized union, we are committed to bargaining in good faith with that union.

Additionally, the Company is committed to supporting small businesses in the communities in which we operate. As such, over time, the Company is developing small business utilization goals to ensure that we continue to be positive contributors to the communities supporting the operations of our portfolio.

Corporate Governance

We are committed to operating our business under strong and accountable corporate governance practices and have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

✓
We Have a Majority Independent Board. In 2020, we increased the number of independent directors on the Board from four to five. Following the retirement of William C. Trimble, III, our former Chief Executive Officer, President and director on December 31, 2023, approximately 71% of our Board is independent.
✓
We Have an Independent Chairman of the Board. In 2024, the Board separated the role of Chairman of the Board from the senior management team, appointing our former Lead Independent Director, William H. Binnie, as an independent Chairman of the Board, reflecting the Board’s commitment to strong, independent oversight of our management and affairs.
✓
We Continually Evaluate our Corporate Governance Policies. Since our formation, we have adopted a majority voting standard in uncontested elections, a director resignation policy, stock ownership guidelines for our directors and senior management and a clawback policy.
✓
We Proactively Seek to Improve our Corporate Governance Practices. In 2021, upon the recommendation of the Nominating and Corporate Governance Committee and the approval of the Board, our stockholders overwhelmingly approved an amendment to our bylaws that allows stockholders the right to amend our bylaws.
✓
Our Key Board Committees Are Fully Independent. We have fully independent Audit, Compensation and Nominating and Corporate Governance Committees.
✓
We Value Stockholder Input. We conduct regular and active stockholder engagement.
✓
We Measure Board Performance. We conduct annual evaluations of our Board and each of its committees.
✓
Our Independent Directors Meet Without Management. Our independent directors hold regular executive sessions without management present.
✓
We Have Opted Out of Certain Provisions of the MGCL. We have opted out of the business combination and control share acquisition provisions of the Maryland General Corporate Law, or the MGCL, and certain provisions of Title 3, Subtitle 8 of the MGCL that would allow us to stagger our Board and we may not opt in to these provisions without stockholder approval.

✓
The Board is Not Staggered. Each of our directors is subject to re-election annually.
✓
We Do Not Have a Stockholder Rights Plan. In addition, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by the Board, we then submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

ADDITIONAL CORPORATE GOVERNANCE MATTERS

We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the “Investor Relations—Governance—Governance Guidelines” section of our website at www.easterlyreit.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, and Amended and Restated Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, and Amended and Restated Corporate Governance Guidelines by directing your request in writing to Easterly Government Properties, Inc., 2001 K Street, NW, Suite 775 North, Washington, D.C. 20006, Attention: Investor Relations. Additional information relating to the corporate governance of the Company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Amended and Restated Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Amended and Restated Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Amended and Restated Corporate Governance Guidelines and recommending, as appropriate, proposed changes to the Board.

Director Independence

The Board has determined that each of our director nominees, except for Messrs. Crate and Ibe, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of our director independence standards, which reflect the NYSE director independence standards, as currently in effect. Furthermore, the Board has determined that the Chairman of the Board and each of the other directors serving as members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of our director independence standards.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•
compliance with laws, rules and regulations;
•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•
accountability for adherence to the Code of Business Conduct and Ethics.

We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. Our Code of Business Conduct and Ethics is posted on the “Investor Relations—Governance—Governance Guidelines” section of our website at www.easterlyreit.com. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics that apply to any of our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Chairman of the Board. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: William H. Binnie, Chairman of the Board, Easterly Government Properties, Inc., c/o Allison Marino, Executive Vice President, Chief Financial Officer, 2001 K Street, NW, Suite 775 North, Washington, D.C. 20006, Email: chairmanoftheboard@easterlyreit.com. Under the Company’s stockholder communications policy, the Company’s Chief Financial Officer acts as agent for the Lead Independent Director in facilitating direct communications to the non-employee directors, forwarding such communications to the Chairman of the Board. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Director Attendance at Annual Meetings

We have a policy pursuant to which all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable because of unavoidable conflicts. Where a director is unable to attend an annual meeting in person, but is able to do so by telephonic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All our directors attended our 2025 annual meeting of stockholders either in person or by telephonic conferencing.

Director Tenure and Board Refreshment

Led by our Nominating and Corporate Governance Committee, the Board is focused on creating and maintaining board composition that has the objectivity, mix of skills and background, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic and operational goals, as well as the knowledge, ability and independence to deliver the high standard of governance expected by our stockholders.

The Nominating and Corporate Governance Committee and the Board are mindful that director tenure can be relevant to the Board’s performance and believe that ongoing board refreshment is an important component for ensuring an appropriate mix of skills and providing fresh perspectives, while leveraging the institutional knowledge and insight of the Board’s longer-tenured members. The Board includes several longer-serving directors with significant expertise and institutional knowledge who bring critical skills to the boardroom. Such longer-serving directors have a deep understanding of the Company’s business and strategy, provide historical context in Board deliberations, and enhance Board dynamics and the Board’s relationship with management. The average tenure of our directors, including management directors, is currently approximately ten years.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in their respective field, (iii) is well regarded in the community and must have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors, and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee

may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate or government-leasing industry, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a broad mix of relevant background and experience. For more information of the skills and qualifications of the current members of the Board, see “Proposal 1: Election of Directors—Board Qualifications.”

The Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. No proxies are being solicited for director candidates other than the Company’s nominees and no director candidates were recommended by our stockholders for election at the 2026 annual meeting.

Board Leadership Structure

The Board believes it is important to maintain flexibility to determine its leadership structure based on the best interests of the Company and its stockholders and, regardless of the specific leadership structure in effect, to incorporate a strong defined leadership role for an independent director. Although, our bylaws provide that the Board shall designate a Chairman of the Board, we do not have a firm policy with respect to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be an independent director.

From our initial public offering in February 2015 until January 1, 2024, the roles of Chairman of the Board and Chief Executive Officer were separate but the Chairman role was held by Darrell W. Crate, who was not considered an independent director. The independent directors instead selected William H. Binnie to serve as Lead Independent Director starting in May 2016.

Effective January 1, 2024, the Board appointed Mr. Crate as our Chief Executive Officer and Mr. Binnie as Chairman of the Board, thereby separating the role of Chairman of the Board from our management team and eliminating the need to appoint a separate Lead Independent Director. Michael P. Ibe continues to serve as our Vice Chairman of the Board and each member of the Board other than Messrs. Crate and Ibe is independent. Our Board believes that this leadership structure is appropriate because it provides for the continuity of strong leadership from both Mr. Crate and Mr. Binnie, while also enhancing our independent directors’ oversight of our business and affairs through the role played by Mr. Binnie as independent Chairman of the Board.

As part of these changes to our leadership structure, we amended our Amended and Restated Corporate Governance Guidelines to provide that if the Chairman of the Board is an independent director, then he or she shall assume the responsibilities of the Lead Independent Director and there will not be a separate Lead Independent Director. Accordingly, under our Amended and Restated Corporate Governance Guidelines, our Board leadership structure will include either an independent, non-executive Chairman of the Board or a Lead Independent Director.

Mr. Binnie, as Chairman of the Board, has the following responsibilities:

•
presiding at all meetings of the Board, including executive sessions of independent directors;
•
serving as liaison between the senior management team and the independent directors;
•
approving information sent to the Board;
•
approving Board meeting agendas;
•
approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•
if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Chairman of the Board also has the authority to call special meetings of the Board and meetings of the independent directors.

Risk Oversight

The Board is responsible for overseeing the Company’s strategy and risk management process and discharges its duties both as a full board and through its committees. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

As reflected in the Audit Committee charter, the Board has delegated to the Audit Committee oversight of the Company’s risk assessment and management process. Among its duties, the Audit Committee reviews with management (i) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, (ii) the Company’s system of internal controls over financial reporting, and (iii) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee has oversight responsibility of the Company’s risk management processes related to cybersecurity. The Audit Committee meets at least annually with management, our internal auditor and our contracted Chief Technology Officer to discuss our cybersecurity program in regards to potential significant financial or operational risk exposures and the measures implemented to monitor and address those risks, including those that may result from cybersecurity threats. As necessary or appropriate, these discussions may include our risk assessment and risk management policies.

Our other committees of the Board also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. The Board has delegated to the Nominating and Corporate Governance Committee oversight responsibilities over the Company’s environmental (including climate change), social and related governance, or ESG, initiatives, risks, strategies and policies. In addition, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

The Board and its committees receive regular reports from management on potential risks to the Company in the context of, among other things, market conditions, leasing activity and expected expirations, management of debt maturities and interest-rate risk, access to capital markets, ESG risks, cybersecurity-related risks and succession planning.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that the Board leadership structure supports this approach.

Executive Sessions of Non-Management Directors

Our Amended and Restated Corporate Governance Guidelines require the independent directors to meet at regularly scheduled executive sessions without management participation and at least once each year. The Chairman of the Board presides at those meetings. In accordance with such requirement, our independent directors meet in executive sessions after each regularly scheduled meeting of the entire Board and at such other times that the independent directors deem appropriate.

Stockholder Engagement and Outreach

Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy as well as our compensation philosophy. We meet regularly with analysts and institutional investors to inform and share our perspective and to solicit their feedback on our performance. In addition, our senior management team regularly participates throughout the year in investor conferences as well as one on one meetings with our investors. In connection with our annual stockholder meeting, we also proactively engage in dialogue with our stockholders to solicit their feedback on our executive compensation programs and our corporate governance policies and programs. We plan to continue to focus on stockholder engagement in 2026, as we believe the perspectives provided by our stockholders provide valuable information to be considered in our decision making process.

Annual Elections; Majority Voting

Our bylaws provide for majority voting in uncontested director elections, pursuant to which a director is elected in an uncontested election if he or she receives more votes for his or her election than votes against his or her election. Pursuant to our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority of the votes cast in an uncontested election must promptly submit a written offer to resign to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and, if applicable, the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision regarding his or her resignation, but will participate in other Board matters until the Board’s decision is made with respect to his or her resignation. Our bylaws retain plurality voting for contested director elections.

Insider Trading Policy

Our Board has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all of our directors, officers, employees and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. It is also our policy to comply with all insider trading laws and regulations. A copy of the Insider Trading Policy is incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Anti-Hedging and Anti-Pledging Policy

Under our policies, no employee, including executives, or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, unless such transaction has been approved by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has not approved nor entertained any requests for waivers from our anti-hedging policy.

We also have an anti-pledging policy whereby no employee, including executives, or director may pledge Company securities or securities convertible into Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Prior to our initial public offering, our current Chief Executive Officer (previously our Chairman), and our current Vice Chairman were granted limited contractual rights to pledge the common units, and the shares into which such common units may be converted, they received in exchange for the properties and entities contributed at the time of our initial public offering. The grant of these rights was an integral part of the agreements entered into as part of our formation and our initial public offering and necessary to secure the properties comprising our initial portfolio. These rights are contractually fixed and pre-date the appointment of any of the members of our existing Nominating and Corporate Governance Committee and the implementation of our corporate governance policies. In October 2022 and April 2025, our Vice Chairman requested and was granted a limited waiver to modify the terms of his existing pledge agreement entered into in connection with our formation transactions and our initial public offering. Under the waiver, our Vice Chairman is permitted to increase the number of common units pledged, but only to the extent such common units, or shares of common stock upon conversion of such common units, had previously been pledged in connection with our formation transactions and initial public offering and then subsequently released from such pledge. In April 2025 and in February 2026, our Chief Executive Officer was also granted a limited waiver to modify the terms of his existing pledge agreement. Pursuant to these waivers, our Vice Chairman and our Chief Executive Officer are permitted to pledge up to 750,000 shares and 450,000 shares, respectively, commensurate with the number of shares of our common stock they were contractually permitted to pledge at the time of the Company’s initial public offering. For more information regarding pledged shares as of the filing date of this proxy statement, see “Security Ownership of Certain Beneficial Owners and Management.”

Minimum Equity Ownership Guidelines

We believe that stock ownership by our executive officers and outside directors helps to align their interests with the interests of our stockholders. The Board has adopted minimum equity ownership guidelines that require each of the Company’s Section 16 executive officers and non-employee directors to maintain a minimum equity investment in the Company, expressed as a multiple of base salary or annual cash retainer. Under these guidelines, covered individuals must maintain an equity investment in the Company having a value equal to or greater than (i) in the case of our Chief Executive Officer, a multiple of six times base salary, (ii) in the case of our other named executive officers, a multiple of two times base salary, and (iii) in the case of non-employee directors, a multiple of five times annual cash retainer.

Each individual covered by the policy must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy and the date of such individual’s appointment, and if such minimum is not attained within the specified period, he or she must retain 50% of the value of any equity held and subsequently awarded, net of taxes, until such minimum is met. All of our named executive officers and outside directors are in compliance with our minimum equity ownership guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this proxy statement, the following individuals who served as our chief executive officer and chief financial officer during 2025 and the other two most highly-compensated executive officers, as determined in accordance with applicable SEC rules, are collectively referred to as our named executive officers.

Named Executive Officer	Title
Darrell W. Crate	Chief Executive Officer, President and Director

Allison E. Marino	Executive Vice President, Chief Financial Officer

Michael P. Ibe	Director, Vice Chairman of the Board of Directors and Executive Vice President-Development and Acquisitions

Franklin V. Logan	Executive Vice President, General Counsel and Secretary

The Compensation Committee has designed our executive compensation program to achieve the following:

•
Provide a competitive level of pay through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs;
•
Maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and company performance; and
•
Reward our executives based on the achievement of company and individual goals and our strategic objective of delivering long-term stable and consistent returns through annual and long-term performance-based incentive compensation, including cash and equity-based incentives.

The compensation decisions made by the Compensation Committee have reflected our high level of achievement overall with respect to (i) the contributions of our named executive officers to our financial and operating performance, and (ii) pre-established performance measures and goals under our incentive cash bonus program and our long-term equity incentive plan.

2025 Say-on-Pay Vote

At the Company’s 2025 annual meeting of stockholders, stockholders cast an advisory vote on the compensation of our named executive officers for 2024. The result of this vote showed overwhelming support for our executive compensation program and policies. The Compensation Committee viewed the vote as validation of the pay-for-performance principles that underpinned its 2024 compensation decisions, and which continued to be the guiding principles of our 2025 executive compensation program.

Easterly Say-on-Pay Support

2025 Business Highlights

In 2025, the Company continued to focus on its stated long-term priorities of (i) achieving annual core FFO growth of 2% to 3%, (ii) diversifying into state, local, and high-credit government-adjacent leased properties, and (iii) identifying and executing on value-creating development opportunities to improve portfolio lease terms and building age. Despite challenging conditions in the capital markets and headwinds in the broader real estate industry, the Company’s named executive officers successfully executed on the Company's 2025 initiatives, as illustrated by the following achievements.

**97%**

Percentage leased across the Easterly portfolio[1]

**154,812**

Approximate number of square feet under development

**35%+**

Percentage of portfolio assets with at least one green certification

**9.5 yrs**

Portfolio's weighted average remaining lease term

**103**

Number of properties in the Easterly portfolio

**$2.67b**

Total Enterprise Value

**$2.99**

Core FFO per share on a fully diluted basis for 2025[2]

**$170m**

Total Acquisition Volume, either wholly owned or pro rata

**$236m**

Capacity to issue shares under our ATM Programs

**BBB Stable**

Investment grade credit rating from KBRA

**9.3 yrs**

Weighted average lease term for leases renewed in 2025

**$1.02b**

Market Cap (fully diluted)

**$3.1b**

Aggregate rental income due from U.S. Government over remaining lease terms

**88.1%**

Annualized lease income derived from the U.S. Government

**88.1%**

Percentage of fixed rate debt exposure[3]

**AA+**

Credit Rating of Easterly's Primary Tenant

**36**

Different tenant agencies with the U.S. Government in the Easterly portfolio

**8%**

Average dividend yield for 2025[4]

Note: Unless otherwise noted, data presented is as of December 31, 2025.

(1)
For purposes of calculating percentage leased, we exclude from the denominator total square feet that was unleased and to which we attributed no value at the time of acquisition.
(2)
For the year ended December 31, 2025, we achieved net income of $13.6 million, or $0.29 per share on a fully diluted basis, and Core Funds from Operations (“Core FFO”) of $140.1 million, or $2.99 per share on a fully diluted basis. Refer to Appendix A to this proxy statement for a reconciliation.
(3)
Includes our 2016 term loan facility and our 2018 term loan facilities which are effectively swapped to fixed interest rates.
(4)
Based on our daily dividend yield from January 1, 2025 through December 31, 2025, as reported by S&P Global.
•
Portfolio: As of December 31, 2025, we wholly owned 93 operating properties and ten operating properties through an unconsolidated joint venture (the “JV”) in the United States encompassing approximately 10.4 million leased square feet (9.8 million pro rata), including 93 operating properties that were leased primarily to U.S. Government tenant agencies, six operating properties leased to tenant agencies of a U.S. state or local government and four operating properties that were entirely leased to private tenants.
•
Acquisitions: During 2025, we acquired three wholly owned operating properties for an aggregate contractual purchase price of approximately $169.9 million. Our 2025 acquisitions highlight the Company’s expanded investment strategy to include (i) mission-critical facilities leased to private sector government contractors that help fulfill key government functions through the use of specialized real estate and (ii) properties leased to high-credit state and local governments.

The wholly owned acquisitions include:

•
DC – Capitol Plaza, a 289,873 square foot facility primarily leased to the District of Columbia Government with a lease through February 2038;
•
DHS – Burlington, a 74,549 square foot facility primarily leased to the Department of Homeland Security with a 10-year lease through May 2031; and
•
COM – Greenwood, a 138,125 square foot facility that is leased to York Space Systems in Greenwood Village, Colorado with a 10-year lease through December 2031.
•
Development Activity:

On December 15, 2025, the FDA – Atlanta development project was substantially completed and delivered to the GSA for the beneficial use of the Food and Drug Administration (“FDA”). In connection with substantial completion, we commenced revenue recognition.

In 2025, we were awarded a 20-year lease to develop a 40,035 rentable square foot Federal courthouse in Medford, Oregon (“JUD – Medford”). JUD – Medford is expected to be a state-of-the-art, two-story courthouse incorporating a number of important safety features, including perimeter fencing, natural and constructed physical barriers, required setbacks, and building security.

We were also awarded a 25-year lease to develop a 64,000 rentable square foot state laboratory in Fort Myers, Florida (“FL – Fort Myers”). FL – Fort Myers is expected to be a state-of-the-art, two-story laboratory and training center to support the state’s regional operations.

We also have an ongoing project to develop a 50,777 rentable square foot Federal courthouse in Flagstaff, Arizona (“JUD – Flagstaff”), which upon completion will be subject to a 20-year non-cancelable lease with the GSA. JUD – Flagstaff is expected to be a state-of-the-art, three-story courthouse incorporating a number of important safety features, including perimeter fencing, natural and constructed physical barriers, required setbacks, and building security.

•
Leasing Activity: As of December 31, 2025, our operating properties were 97% leased. For purposes of calculating percentage leased, we exclude from the denominator total square feet that was unleased and to which we attributed no value at the time of acquisition. During 2025, the Company renewed leases comprising 104,986 leased square feet of the Company’s portfolio for a weighted average lease term of 9.3 years and extended leases comprising 197,850 leased square feet of the Company’s portfolio for a weighted average lease term of 4.0 years.
•
Financial Results: For the year ended December 31, 2025, we achieved net income of $13.6 million, or $0.29 per share on a fully diluted basis, and Core FFO of $140.1 million, or $2.99 per share on a fully diluted basis. Refer to Appendix A to this proxy statement for a reconciliation.
•
Balance Sheet and Capital Markets Activities:
•
We continued to use our at-the-market equity offering program, or ATM Program, to support the future growth of our business by issuing an aggregate of 2,466,987 shares of the Company’s common stock in settlement of previously entered into forward sales transactions at a weighted average price per share of $25.88, raising net proceeds to the Company of approximately $63.0 million.
•
We received a reaffirmation of our investment grade issuer credit rating from Kroll Bond Rating Agency, LLC (“KBRA”) of BBB with Stable Outlook.
•
We amended our 2016 term loan facility to increase the borrowing capacity on the accordion feature from $150.0 million to $250.0 million and extend the maturity from January 2025 to January 2028.
•
We amended our 2018 term loan facility to increase the facility’s borrowing capacity from $174.5 million to $200.0 million and extend the maturity date from July 2026 to August 2028.
•
Dividends: We declared aggregate dividends of $2.01 per share of common stock for the year ended December 31, 2025.
•
Corporate Responsibility: We continued to seek out opportunities to increase the energy efficiency in our portfolio to improve operating performance by lowering utility consumption, reducing maintenance needs and enhancing the long-term resilience of our assets. We also continued our ongoing efforts to identify and implement initiatives that support our employees and other stakeholders. Highlights of our 2025 corporate responsibility accomplishments including the following:
•
We released the Company’s fourth annual Corporate Sustainability Report, which includes summaries of the Company’s charitable giving program, continued volunteer efforts and governance policies.
•
We achieved a 6% decrease in total portfolio energy consumption year-over-year.
•
We continued our gift-matching program pursuant to which we will match each employee’s qualifying charitable contribution up to a specified annual amount.
•
We continued to expand our focus on extensive and ongoing training programs for all our employees, including members of our management team, on a range of topics including business ethics, compliance, internal controls and cybersecurity issues.

2025 Compensation Review

Facing challenging external business and market environments, the Compensation Committee, in consultation with FTI, conducted a holistic review of our overall compensation program during the third quarter of 2025. We examined the evolving commercial real estate landscape through the lens of our long-term strategic plan and recalibrated our incentive structure while maintaining our strong pay-for-performance alignment. The compensation decisions arising from this thorough review, set forth below, were intended to balance disappointing short-term stockholder return against the need to incentivize the whole organization to deliver future outperformance:

•
Long-Term Stock Appreciation Awards. In August 2025, in consideration of the challenging operating environment, turnover in several senior management roles and the substantial decrease in the value of prior equity awards received by grantees in recent years, we made grants of LTIP units to our named executive officers as well as other key contributors tied to long-term stock appreciation. These awards, the cornerstone of the actions taken to energize the Company to deliver stockholder value, were designed to retain the services of grantees over a critical five- to eight-year period, to encourage leadership continuity and to drive the execution of the Company’s long-term strategic plan.

By linking performance entirely to stock price appreciation, the Compensation Committee has ensured that grantees will benefit only if our stockholders realize significant returns of at least 50% from the baseline stock price. For more information, see “—Long-Term Equity Incentive Compensation–Long-Term Stock Appreciation LTIP Unit Awards.”

One key factor in making these grants was the limited payout for the Company’s annual performance-based awards over the last several years. For example, our 2023 performance-based incentive equity program completed its three-year performance period on December 31, 2025 and earned 0% under the TSR components.

•
Reductions in Annual Compensation. To balance the upside potential of the stock price appreciation awards, and in recognition of the Company’s underperforming stock price, the Compensation Committee reduced both 2025 short-term incentive cash bonus and the grant date value of 2026 annual equity incentive awards made to our named executive officers.

Annual short-term incentive cash bonuses to our named executive officers for 2025 were reduced by approximately 36% in the aggregate from 2024, with our President and Chief Executive Officer receiving an approximately 46% reduction from his 2024 short-term incentive cash bonus.

Annual incentive equity awards granted to our named executive officers in early 2026 were reduced by approximately 22% for each of our named executive officers.

These compensation actions produced two side effects. First, the LTIP unit awards have accelerated utilization of the 2024 Plan, causing us to seek stockholder approval to increase plan capacity sooner than originally anticipated. For a summary of the proposed amendment to the 2024 Plan, see Proposal 3.

Second, the awards produced an outsized compensation charge for 2025 due to the timing of the awards, which is reflected in the Summary Compensation Table. To enable stockholders to better contextualize the awards, see the table below for a comparison of our Chief Executive Officer’s 2024 annual compensation to both his 2025 annual compensation (excluding the value of the stock appreciation LTIP unit awards) and the amounts required to be disclosed in the Summary Compensation

Table, which include the grant date fair value of the stock appreciation LTIP unit awards. We believe this presentation, combined with the strong alignment of these awards with stockholder value, underscores the Compensation Committee’s commitment to our pay-for-performance philosophy.

	CEO Compensation Comparison

Element of Compensation	2024 Annual Compensation (1)	2025 Annual Compensation (2)	2025 Summary Compensation Table (3)
Base Salary	$800,000	$825,000	$825,000
Cash Bonus	$1,750,000	$930,000	$930,000
Time-Based Award	$1,032,499	$1,749,983	$1,749,983
Performance Awards	$1,032,929	$1,747,786	$1,747,786
Stock Appreciation LTIP Awards	N/A	N/A	$5,010,750
Other Compensation	$9,875	$14,000	$14,000
Total	$4,625,303	$5,266,769	$10,277,519

(1)
Reflects the amounts reported in the Summary Compensation Table for 2024 compensation.
(2)
Reflects the amounts reported in the Summary Compensation Table for 2025 compensation, excluding the grant date fair value of the stock appreciation LTIP unit awards.
(3)
Reflects the amounts reported in the Summary Compensation Table for 2025 compensation.

Overview of Compensation Philosophy & Objectives

We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executive officers while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. Our executive compensation programs are designed to:

attract and retain talented and experienced executives in our industry;

motivate our executives whose knowledge, skills and performance are critical to our success;

align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

encourage our executive officers to achieve meaningful levels of ownership of our stock. We believe our executive compensation programs are effectively designed and work in alignment with the interests of our stockholders with a number of key features including:

What We Do	What We Don’t Do

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

We do not provide tax gross-up payments to any executive.

We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of long-term performance-based equity awards that use absolute and relative total shareholder returns and key operational measures as the reference metrics.

We do not provide “single-trigger” change of control cash severance payments or equity incentive grants.

We have a clawback policy that requires the Company to recoup excess compensation received by an executive officer in the event of a material restatement of our financial results.	We do not encourage unnecessary or excessive risk taking; incentive awards do not have guaranteed minimum or uncapped payouts.

We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.	We do not overemphasize service-based vesting conditions at the expense of performance-based criteria. The majority of our long-term incentive grants must be earned based on rigorous performance criteria.
What We Do	What We Don’t Do
We have minimum equity ownership guidelines for our named executive officers and non-employee directors.	We allow very limited perquisites for our executive officers, structured with specific business rationales.

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

Our executive compensation programs are administered by the Compensation Committee of the Board. The members of the Compensation Committee are William H. Binnie (Chair), Cynthia A. Fisher, Scott D. Freeman, Emil W. Henry, Jr. and Tara S. Innes, each of whom is “independent” under the independence standards of the NYSE. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, the Compensation Committee oversees and administers our 2024 Equity Incentive Plan.

Compensation Consultant

For 2025, the Compensation Committee engaged the services of FTI Consulting, or FTI, as its independent outside compensation consultant. All executive compensation services provided by FTI were conducted under the direction or authority of the Compensation Committee, and all work performed by FTI was pre-approved by the Compensation Committee. Neither FTI nor any of its affiliates maintains any other material business relationships with the Company or our executive officers. As requested by the Compensation Committee, FTI’s services to the Compensation Committee included preparing analyses of executive compensation levels as compared to a peer group and recommending changes to our executive compensation program for 2025.

Management

In 2025, our Chief Executive Officer attended Compensation Committee meetings, provided information as to the individual performance of the other executive officers and made annual recommendations to the Compensation Committee of appropriate compensation levels for all executive officers other than himself. Nonetheless, all components of our named executive officers’ compensation must be and were approved by the Compensation Committee in its sole discretion.

Peer Group

The Compensation Committee regularly reviews external market data to determine the competitiveness of our executive compensation structure. Because of our unique position as the only internally managed public company REIT focused primarily on the acquisition, development and management of commercial properties leased to the U.S. Government, there are no directly comparable peers against which we can assess pay and performance. For external comparisons and in light of best practices, the Compensation Committee, in consultation with FTI, determined that our peer group should generally contain companies that are similar in size to us, defined as companies that are (i) generally between approximately one-half (0.5x) and twice (2.0x) our size, as defined by total capitalization at the time the peer group is selected, a commonly used metric for determining size in the REIT industry and (ii) geographic location (i.e., REITs headquartered in the mid-Atlantic region). In 2025, we removed Terreno Realty Corporation and Xenia Hotels & Resorts, Inc. from our peer group due primarily to changes in capitalization. Our peers used to assist the Compensation Committee in making 2025 executive compensation decisions consisted of the following public company REITs:

Company	Ticker	Equity Market Capitalization ($ millions) (1)(2)	Total Capitalization ($ millions) (1)	Company Size as a Multiple of Easterly (as defined by Equity Market Capitalization)	Company Size as a Multiple of Easterly (as defined by Total Capitalization)

CareTrust REIT, Inc. (3)	CTRE	8,075	8,969	7.5	3.3
COPT Defense Properties	CDP	3,207	6,020	3.0	2.2
DiamondRock Hospitality Company	DRH	1,835	3,021	1.7	1.1
LTC Properties, Inc.	LTC	1,637	2,482	1.5	0.9
Elme Communities (4)	ELME	1,534	2,244	1.4	0.8
American Assets Trust, Inc.	AAT	1,464	3,170	1.4	1.2
JBG SMITH Properties	JBGS	1,238	3,781	1.2	1.4
RLJ Lodging Trust	RLJ	1,117	3,432	1.0	1.3
Easterly Government Properties, Inc.	DEA	1,080	2,750	NA	NA
Piedmont Office Realty Trust, Inc.	PDM	1,039	3,263	1.0	1.2
AH Realty Trust, Inc.	AHH	686	2,337	0.6	0.9
Brandywine Realty Trust	BDN	509	3,089	0.5	1.1

(1)
Total equity market capitalization and total capitalization numbers as of December 31, 2025. (Source: S&P Global)
(2)
Total equity market capitalization is defined as the aggregate market capitalization of all issues of common equity whether traded or non-traded, including convertible common stock on a one-to-one basis until the conversion window opens, and then at the conversion rate, further assuming the conversion of all convertible subsidiary equity into common. If pricing is not available for secondary classes, the price of the primary class is applied.
(3)
The market capitalization of CareTrust REIT, Inc. increased significantly following the Compensation Committee’s review of the peer group in connection with 2025 executive compensation decisions.
(4)
Elme Communities is currently undergoing a voluntary liquidation and dissolution, pursuant to a Plan of Sale and Liquidation approved by its stockholder on October 30, 2025.

FTI provided market data and practices of our peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FTI provided information regarding the design and levels of compensation paid by our peers and overall advice to determine the appropriate structure of our executive compensation programs.

For purposes of determining the overall level of our named executive officers’ compensation (i.e., base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both the total compensation and the mix of compensation components paid by our peer group to executives in comparable positions. Each named executive officer’s target compensation, however, is not mechanically established as a particular percentage of the peer group. The Compensation Committee also takes into account the named executive officer’s role and experience, as compared to our peers’ executives, and other factors, such as experience, retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on the full review of individual and Company performance, as well as market data.

Overall, FTI determined that our executive compensation programs, as structured, are competitive relative to our peers. Based upon the review of peer group compensation levels, and general industry compensation levels, the Compensation Committee believes that the value and design of our executive compensation programs are appropriate for a company of our size, structure and business.

Elements of the Compensation Program

We have designed our executive compensation programs to include three principal elements – (i) base salary, (ii) annual incentive cash bonus, and (iii) performance- and service-based long-term equity incentives, in the form of long-term incentive units in our operating partnership, or LTIP units, each of which is integrated into the Company’s executive compensation program and intended to achieve different objectives. We believe that an emphasis on annual incentive cash bonus and long-term equity incentive compensation creates greater alignment with the interests of our stockholders, ensures that our business strategy is executed by decision-makers in a manner that focuses on the creation of both long-term value and short-term results, and encourages prudent evaluation of risks.

The following graphics illustrate the target mix among base salary, incentive cash bonus and long-term equity compensation for our Chief Executive Officer and each of our other named executive officers as a percentage of his or her total compensation for 2025.

Note: amounts shown consist of (i) 2025 base salary, (ii) 2025 target incentive cash bonus compensation, and (iii) the grant date fair value of service-based and performance-based LTIP Units granted in January 2025. Excludes long-term stock appreciation LTIP units granted in August 2025.

As illustrated above, over 85% of our Chief Executive Officer’s 2025 pay opportunity and over 70% of our other named executive officers’ 2025 pay opportunities are performance-based and/or at risk, with more than 60% with respect to our Chief Executive Officer and 45% with respect to our other named executive officers in the form of long-term equity awards that are aligned with stockholder interests.

Base Salary

The base salary payable to each named executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain highly qualified executives while preserving significant flexibility to recognize and reward individual performance within the overall executive compensation program. Base salaries are reviewed annually by the Compensation Committee and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility.

In connection with its annual review of base salaries, the Compensation Committee approved the following 2025 base salaries for each of our named executive officers, taking into account each named executive officer’s individual performance, market data provided by FTI and the highly competitive labor market for executive talent with experience and/or expertise in the specialized assets and markets we operate in. The Committee determined it was appropriate to approve modest increases in the base salaries of each of Messrs. Crate, Ibe and Logan and an 18% increase for Ms. Marino to more closely align her base salary with our peers, following her first full year as our Chief Financial Officer.

Named Executive Officer	Base Salary 2025 ($)	Base Salary 2024 ($)	Year-over-Year Change (%)

Darrell W. Crate	825,000	800,000	3%
Allison E. Marino	500,000	425,000	18%
Michael P. Ibe	625,000	600,000	4%
Franklin V. Logan	450,000	425,000	6%

Annual Incentive Cash Bonus

Annual incentive cash bonuses are designed to reward our named executive officers for strong financial, operational and individual performance. We expect that eligibility to receive these cash bonuses will incentivize our named executive officers to strive to attain Company and individual performance goals that further our interests and the interests of our stockholders.

Under the 2025 annual incentive cash bonus program, the Compensation Committee set target bonuses for each of our named executive officers in late 2024 with each of Messrs. Crate and Ibe and Ms. Marino eligible to earn up to a maximum of 200% of target based on the Company’s achievement of objective performance criteria (representing 50% of the total bonus opportunity) and up to a maximum of 200% of target based on the named executive officer’s attainment of individualized subjective performance criteria (representing the remaining 50% of the total bonus opportunity). As the Company’s General Counsel, Mr. Logan’s bonus was based 100% on individualized subjective performance criteria for 2025.

The threshold, target and maximum bonus amounts allocated to each of our named executive officers for 2025 are listed below.

Named Executive Officer	Threshold (50%) ($)	Target (100%) ($)	Maximum (200%) ($)

Darrell W. Crate	600,000	1,200,000	2,400,000
Allison E. Marino	250,000	500,000	1,000,000
Michael P. Ibe	350,000	700,000	1,400,000
Franklin V. Logan	175,000	350,000	700,000

2025 Objective Criteria. Fifty percent of the annual incentive cash bonus for each Messrs. Crate and Ibe and Ms. Marino was determined in a formulaic manner based on the Company’s achievement of rigorous “threshold,” “target” and “maximum” performance levels tied to the Company’s 2025 Core FFO per share on a fully diluted basis. Each performance level corresponded to the payout level of the objective component of each such named executive officer’s target cash incentive bonus payout, with performance:

•
below the threshold representing a 0% payout level,
•
at threshold representing a 50% payout level,
•
at target representing a 100% payout level, and
•
at maximum or greater representing a 200% payout level.

The Compensation Committee decided that it was appropriate to use 2025 Core FFO per share on a fully diluted basis as the sole objective performance measure, because Core FFO per share is a widely-accepted measure of a REIT’s earnings as well as the most accurate reflection of the ongoing operational and financial performance the Company’s core business. In addition, the Company considers Core FFO per share on a fully diluted basis to be a meaningful Company performance measure because it excludes various items in net income that do not relate to or are not indicative of the operating performance of the ownership and management of the Company’s assets.

Overall, the Compensation Committee increased the rigor of the Core FFO hurdle from the one established in 2024 to reflect the Company's stated goal of achieving year-over-year two to three percent Core FFO growth, as a result of which the 2024 target performance Core FFO hurdle of $2.95 per share was equal to the 2025 threshold Core FFO performance hurdle.

The following table sets forth the final threshold, target and maximum levels established by the Compensation Committee, our actual 2025 results and the payout as a percentage of the objective component achieved. In establishing the hurdles, the Compensation Committee considered the uniquely stable nature of our operations and determined that the narrow band between performance levels was consistent with our strategy to deliver long-term value to our shareholders.

Performance Criteria	Target Weighting Level	Threshold ($)	Target ($)	Maximum ($)	Actual 2025 Results ($)	Actual 2025 Payout Percentage Achieved (%)

Core FFO per share - fully diluted basis	50%	2.95	2.98	3.04	2.99	100%

2025 Individual Subjective Criteria. Individual goals for each of Messrs. Crate and Ibe and Ms. Marino accounted for up to 50% of such officer’s 2025 annual incentive cash bonus and for Mr. Logan 100% of his 2025 annual incentive cash bonus. In each case, determination of performance included a subjective evaluation of the leadership and managerial performance of each such named executive officer. In determining each of such named executive officer’s achievement of his or her individual goals, the Compensation Committee assessed the performance of each such named executive officer as compared to his or her individual performance criteria, as set forth below, as well as the Company's overall performance during 2025, as it navigated unique circumstances, including challenging conditions in the capital markets, headwinds in the broader real estate industry and rapidly evolving priorities of a new federal government administration.

2025 Named Executive Officer	2025 Individual Performance Criteria
Darrell W. Crate Chief Executive Officer and President	Guiding the Company in establishing goals and objectives to maximize shareholder value.
Providing leadership and direction in implementing the Company’s overall strategic business plans.
Promoting the Company’s vision, strategy and culture throughout the organization.

Leading the Company’s investor relations efforts and engaging with major stockholders and other market participants to effectively communicate the Company’s strategic and financial goals and objectives.

Identifying and developing departmental leaders and establishing clear objectives for senior management to align individual and Company goals and deliver superior results.
Establishing and ensuring implementation of corporate initiatives to drive growth and value optimization.

2025 Named Executive Officer	2025 Individual Performance Criteria
Allison E. Marino Executive Vice President and Chief Financial Officer	Executing the Company’s capital sourcing objectives and effectively managing the Company’s balance sheet.
Leading the Company’s capital markets transactions, including the issuance of debt and equity, as well as its joint venture activities.
Supervising financial reporting and forecasting and related functions, systems, and personnel.
Communicating effectively the Company’s business strategy to investors and other market participants.

Overseeing the Company’s accounting, financial reporting, tax and risk management activities and ensuring implementation of internal accounting policies and controls consistent with applicable SEC, GAAP and SOX compliance.

Michael P. Ibe Vice Chairman of the Board and Executive Vice President —Development and Acquisitions	Identifying and executing government and other development and redevelopment projects to further the Company’s business objectives.
Sourcing acquisition opportunities, including potential sustainable property acquisitions, and overseeing the Company’s acquisition activities.
Identifying and implementing strategies to successfully compete for U.S. Government build-to-suit projects.
Overseeing the Company’s development activities from initial planning to final completion.
Providing leadership and expertise throughout the Company on U.S. Government’s procurement processes and standards.
Franklin V. Logan Executive Vice President, General Counsel and Secretary	Providing effective oversight over the Company’s compliance with federal security laws, NYSE requirements and other legal requirements.
Providing strategic support and advice to the Board and the Chief Executive Officer on emerging legal issues affecting the Company’s operations and new Company initiatives.
Advising the Board and senior management on governance, oversight and disclosure matters, including in the areas of ESG, cybersecurity, and compensation.
Overseeing and managing filings of non-quarterly SEC reports and supplemental reports.
Providing effective support and advice to the asset management and acquisitions teams on real estate and government contracting matters.

In its determination, the Compensation Committee took into account the following accomplishments as measured against the foregoing individualized subject criteria: (i) for Mr. Crate, fostering a culture of accountability and creativity to promote strategic execution of objectives across all verticals, achieving the Company’s year-over-year FFO per share growth objectives despite significant market headwinds and creating the framework for sustained future growth, (ii) for Ms. Marino, successfully performing the role of Chief Financial Officer while transitioning her duties as Chief Accounting Officer, executing on a $300 million term loan recast and a $125 million senior unsecured notes offering at attractive spreads in light of challenging interest rate environment, maintaining a flexible balance sheet and the Company’s strong corporate credit rating with KBRA and identifying and executing on cost efficiencies in the organization, (iii) for Mr. Ibe, successfully completing the development of the state-of-the-art FDA – Atlanta laboratory, expanding the Company’s total addressable acquisition market by acquiring three properties for an aggregate contractual purchase price of $169.9 million, despite significant market constraints, and being awarded a new development project in Medford, Oregon with a 20-year lease, and (iv) for Mr. Logan, providing strategic insight across our corporate and operational initiatives, ensuring compliance with regulatory agencies, supporting the Chief Executive Officer in board and committee meetings and effectively managing outside legal counsel.

While the Compensation Committee viewed the subjective performance of each our named executive officers in 2025 favorably, the Compensation Committee ultimately determined that it was appropriate to pay 78% of such named executive officer’s aggregate target bonus after taking into account the Company’s short-term stock price performance and the long-term stock appreciation incentive and retention grants awarded in August 2025, which the Compensation Committee believes are more closely aligned with the long-term interest of our stockholders and the Company's long-term strategic plan. For more information, see “—Long-Term Equity Incentive Compensation–Long-Term Stock Appreciation LTIP Unit Awards.”

Based on the Company’s performance with respect to the objective components of the annual incentive cash bonus program and factoring in the performance of each of Messrs. Crate, Ibe and Logan and Ms. Marino under the pre-established subjective criteria, the Compensation Committee awarded 2025 annual incentive cash bonuses in the amounts set forth in the table below.

	2025 Incentive Cash Bonus		2024 Incentive Cash Bonus	2024-2025 Incentive Cash Bonus

Named Executive Officer	Earned ($)	Percentage of Target Earned (%)	Earned ($)	Earned Change Percentage (%)

Darrell W. Crate	930,000	78%	1,750,000	-47%
Allison E. Marino	387,500	78%	375,000	3%
Michael P. Ibe	542,500	78%	875,000	-38%
Franklin V. Logan	271,250	78%	375,000	-28%

Long-Term Equity Incentive Compensation

The Compensation Committee believes that a substantial portion of each named executive officer’s annual compensation should be in the form of long-term equity incentive compensation. Equity incentive awards encourage management to create stockholder value over the long-term, because the value of the equity awards is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

Historically, we have granted most of the long-term equity incentive awards to our named executive officers in the form of LTIP units. LTIP units are designed to qualify as “profits interests” in our operating partnership for federal income tax purposes, meaning that initially they are not economically equivalent in value to a share of our common stock, but over time can increase in value to one-for-one parity with common stock by operation of special tax rules applicable to profits interests. LTIP units are designed to offer executives a long-term incentive comparable to restricted stock, while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our 2024 Equity Incentive Plan. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units, but, as stated above, can achieve such parity over time upon the occurrence of specified events in accordance with partnership tax rules. Prior to the performance measurement date, performance-based LTIP units are only entitled to one-tenth (10%) of the regular quarterly distributions payable on common units. The remaining nine-tenths (90%) of the distributions are treated as “re-invested” and are only earned at the end of the applicable performance period to the extent the underlying LTIP units are also earned. Until and unless parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

2025 LTIP Unit Awards. The long-term incentive program is designed to (i) further align the interests of our named executive officers with our stockholders over the longer term, (ii) support the objective of long-term consistent growth and reward our named executive officers based on our performance with respect to our total shareholder return, or TSR, and key Company operational metrics, and (iii) serve as a retention tool for our executives. The 2025 long-term incentive plan consists of a mix of (i) performance-based LTIP unit awards (50%) and (ii) service-based LTIP unit awards (50%). The performance-based LTIP unit awards may be earned based on the Company’s TSR performance, or TSR Performance LTIP Units, or based on the Company’s performance with respect to Company operational metrics, or Operational Performance LTIP Units.

TSR Performance LTIP Units. In order to reinforce our pay-for-performance compensation philosophy, the Compensation Committee awarded 40% of the performance-based LTIP unit grants in the form of TSR Performance LTIP Units. The TSR Performance LTIP Units can only be earned if we achieve rigorous performance goals over a three-year period based on (i) annualized TSR performance on an absolute basis, or Absolute TSR, (ii) annualized TSR performance as a percentile rank relative to the FTSE Nareit Equity REITs Index, or Nareit Equity Index Relative TSR, and (iii) annualized TSR performance as a percentile rank relative to the FTSE Nareit Office REITs Index, or Nareit Office Index Relative TSR. The TSR Performance LTIP Unit awards are based 50% on Absolute TSR, 25% on Nareit Equity Index Relative TSR and 25% on Nareit Office Index Relative TSR. For awards that may be earned based on our relative TSR performance, target performance is only achieved if we are in the 55th percentile.

The number of earned TSR Performance LTIP Units will be determined by the Compensation Committee following the end of the applicable performance period in accordance with the following payout matrices (as a percentage of target):

| Nareit Equity Index Relative TSR | Percentage of Nareit Equity Index Relative TSR LTIP Units Earned |
|---|---|
| Equal to or less than 35th Percentile of Index | 0% |
| 45th Percentile of Index | 50% |
| 55th Percentile of Index | 100% |
| 65th Percentile of Index | 150% |
| 75th Percentile of Index or greater | 200% |

| Nareit Office Index Relative TSR | Percentage of Nareit Office Index Relative TSR LTIP Units Earned |
|---|---|
| Equal to or less than 35th Percentile of Index | 0% |
| 45th Percentile of Index | 50% |
| 55th Percentile of Index | 100% |
| 65th Percentile of Index | 150% |
| 75th Percentile of Index or greater | 200% |

The LTIP units subject to Absolute TSR performance will be forfeited in their entirety if Absolute TSR is less than 4% and the LTIP units subject to each of Nareit Equity Index Relative TSR and Nareit Office Index Relative TSR will be forfeited in their entirety if Nareit Equity Index Relative TSR or Nareit Office Index Relative TSR, as applicable, is equal to or less than the 35th percentile of the Index. In the event that Absolute TSR, Nareit Equity Index Relative TSR, Nareit Office Index or Relative TSR, as applicable, falls between two levels in the applicable chart above, linear interpolation will be used to determine the number of LTIP units earned.

Earned awards (if any) will vest following the end of the performance period, subject to the grantee’s continued employment as set forth in the applicable award agreement. Vesting will be accelerated in the event of termination of employment by the Company without cause, or termination of employment by the award recipient for good reason, death or disability.

Operational Performance LTIP Units. In order to motivate our named executive officers with respect to a critical operating performance objective (without duplication with the objective criteria of our annual cash bonus program) and in support of our strategic focus on long-term stable and consistent growth, the Compensation Committee awarded the remaining 60% of the performance-based LTIP unit grants in the form of Operational Performance LTIP units. The Operational Performance LTIP units are subject to the attainment of operational criteria based 50% on the Company’s average annual acquisition volume over a three-year period and 50% on the Company’s average quarterly occupancy percentage over a three-year period. With respect to each of the operational criteria, grants may only be earned if the Company performs at or above the applicable target. Average annual acquisition volume must be at least $300 million and the average quarterly occupancy percentage must be at least 94%. If target is not met at the end of the performance period, the LTIP units tied to the applicable performance measure are forfeited in their entirety. If performance for the relevant performance measure exceeds target at the end of the three-year performance period, no additional LTIP units will be awarded.

Earned awards (if any) will vest following the end of the performance period, subject to the grantee’s continued employment as set forth in the applicable award agreement. Vesting will be accelerated in the event of termination of employment by the Company without cause, or termination of employment by the award recipient for good reason, death or disability.

Service-Based LTIP Unit Awards. In order to encourage the long-term retention of our named executive officers, the Compensation Committee granted 50% of the 2025 long-term incentive awards in the form of service-based LTIP unit awards. The Compensation Committee believes that service-based LTIP unit awards that vest over time independent of our TSR or operational performance promotes the retention of the Company’s talented management team, while still incentivizing a focus on long-term results because the ultimate value of the underlying stock awards is tied to our stock price.

The service-based LTIP units granted for 2025 will vest on December 31, 2027. Vesting will be accelerated in the event of termination of employment by the Company without cause, or termination of employment by the award recipient for good reason, death or disability.

The table below sets forth the total number of TSR Performance LTIP Units (at target), Operational Performance LTIP Units and Service-Based LTIP Units awarded to our named executive officers in 2025.

	TSR Performance LTIP Units			Operational Performance LTIP Units

Named Executive Officer	Absolute (#)	Equity REIT Index Relative (#)	Office REIT Index Relative (#)	Occupancy Percentage (#)	Acquisition Volume (#)	Service- Based LTIP Units (#)

Darrell W. Crate	10,976	5,097	4,972	18,485	18,485	63,868
Allison E. Marino	2,823	1,311	1,278	4,753	4,753	16,423
Michael P. Ibe	4,704	2,184	2,131	7,922	7,922	27,372
Franklin V. Logan	784	364	354	1,321	1,321	4,562

Long-Term Stock Appreciation LTIP Unit Awards. On August 26, 2025, the Compensation Committee granted to certain members of the Company’s senior management team, including its named executive officers, long-term incentive and retention LTIP unit awards to further align the interests of grantees with the interests of the Company’s long-term stockholders, and to support, over the long-term, the retention of key members of the senior management team as well as other contributors to the Company’s future goals.

The decision to award these LTIP units to the senior management team was driven by turnover in several executive and senior management roles in recent years, underscoring the importance of appropriately calibrated long-term incentive grants to retain the services of grantees over a critical five- to eight-year period, to encourage leadership continuity and to drive the execution of the Company’s long-term strategic plan. The Compensation Committee also considered the challenging operating environment over the past few years and the substantial decrease in the value of equity awards received by grantees in recent years.

Ultimately, the Compensation Committee determined it was necessary to make significant grants to a broad group of officers to maximize their alignment with the interests of the Company’s stockholders over the longer timelines associated with the Company's portfolio of mission-critical assets and the real estate industry in general. In consideration of the long-term stock appreciation LTIP unit grants, the Compensation Committee determined it was appropriate to reduce (i) the amount payable to each of the named executive officers under the subjective component of the 2025 short-term cash incentive program and (ii) the value of annual long-term LTIP units grants awarded to each named executive officer in January 2026.

The performance-based LTIP units will vest in full on August 26, 2030, subject to the recipient’s continued employment or service, as applicable, with the Company through such date and further subject to achieving the following performance conditions based on the appreciation of the Company’s common stock price during the period beginning on August 26, 2025 and ending on August 26, 2033:

•
No performance-based LTIP units will be earned if the Applicable Price (defined below) is less than $33.78 (50% above the Baseline Price (defined below)).
•
At an Applicable Price of $33.78 (50% above the Baseline Price), 75% of the performance-based LTIP units will be earned.
•
At an Applicable Price of $36.03 (60% above the Baseline Price), 100% of the performance-based LTIP units will be earned.

Linear interpolation will be used to determine the number of LTIP units earned if the Applicable Price falls between $33.78 and $36.03. “Applicable Price” means the highest average consecutive 20-trading day closing trading price of the Company’s common stock on the New York Stock Exchange (“NYSE”) during the eight-year performance period. “Baseline Price” means $22.52, representing the closing trading price of the Company’s common stock on the NYSE on August 25, 2025. On the Grant Date, Mr. Crate, Mr. Ibe, Ms. Marino and Mr. Logan received 425,000, 160,000, 70,000 and 12,000 LTIP units, respectively.

In setting the Applicable Price at which the LTIP units may be earned, the Compensation Committee took into account a number of factors, including the historical performance of the S&P 500. Based on the S&P 500 performance over the past period, the Applicable Price at which 100% of the LTIP units will be earned equates to an estimated 13% compounded annual return for stockholders over the eight-year unit performance period.

Consistent with the Company’s other performance-based LTIP units, Award recipients will receive 10% of the distributions paid to holders of common units prior to satisfaction of the performance-based vesting conditions set forth above. After August 26, 2030, Award recipients will be eligible to receive a catch-up distribution equal to 90% of the distributions paid to holders of common units from grant date through the date that the LTIP units are earned and become fully vested and, after such date that the LTIP units are earned and fully vested, the LTIP units will receive 100% of the distributions paid to holders of common units.

In connection with a change in control, if the acquirer of the Company assumes or replaces the LTIP units on substantially the same terms, the LTIP units will remain outstanding. Otherwise, the LTIP units will vest immediately upon the change in control to the extent earned based on the fair market value of the total consideration per share received in the change in control. If, within six months prior to or 18 months following the change in control, the grantee’s service to the Company (or its successor) is terminated either (i) by the Company (or its successor) without “cause” or (ii) as applicable, by the grantee for “good reason,” then any unvested LTIP units will become fully vested, with any such vested LTIP units still subject to satisfaction of the performance conditions to the extent not yet satisfied at such time.

Upon a termination of service for “cause” or resignation by an employee without “good reason,” all unvested LTIP units will be forfeited. Upon the death or disability of a recipient, such recipient’s LTIP units will vest in full, though the LTIP units will remain subject to achieving the performance conditions set forth above through the remainder of the performance period.

With respect to award recipients who are employees of the Company, including our named executive officers, if the employee is terminated without “cause” or resigns for “good reason,” the following vesting provisions apply: (i) if the termination occurs on or prior to August 26, 2027, 25% of the performance-based LTIP units will vest and (ii) if the termination occurs after August 26, 2027, 50% of the performance-based LTIP units will vest. In each case, the LTIP units will remain subject to achieving the performance conditions set forth above through the remainder of the performance period.

Status of Outstanding Performance-Based LTIP Unit Awards

The following chart summarizes the performance periods and outcomes of our LTIP unit performance awards granted in 2021, 2022 and 2023, each of which has ended, and the projected outcomes of our 2024 and 2025 LTIP unit performance awards, based on the closing price of our common stock on the NYSE as of December 31, 2025. For each year presented, the payout as a percentage of target is calculated based on the aggregate performance of our TSR performance LTIP unit awards and, as applicable, our operational performance LTIP unit awards, assuming our performance continues through the end of the applicable performance period at the same rate as had occurred from the beginning of each such period through December 31, 2025.

As shown below, in the aggregate, our outstanding performance LTIP unit awards and awards for which the applicable performance has ended are expected to perform below target as of December 31, 2025. This outcome illustrates the rigor of our compensation program, our pay-for-performance philosophy and the alignment of our management team with our stockholders. We provide a significant portion of annual compensation in the form of performance-based equity awards, the value of which are ultimately linked to our TSR performance.

Note: Excludes long-term stock appreciation LTIP units granted in August 2025, none of which have been earned as of the date of this proxy statement.

Clawback Policy

The Company has a clawback policy that requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the clawback policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The clawback policy has been filed as an exhibit to our Annual Report on Form 10-K.

The clawback policy is an amendment and restatement of the Company’s prior recoupment policy, effective as of February 20, 2019, and such prior recoupment policy (as was in effect prior to such amendment and restatement) shall continue to apply with respect to compensation subject to the terms of such policy that is not subject to terms of the current clawback policy.

Other Elements of Compensation

Employee Benefits and Perquisites. Our full-time employees are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. The Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to a 401(k) plan. We established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Matching Charitable Contributions. We have a charitable donation-matching program pursuant to which the Company will match up to $500 per year of each employee’s donation to a qualifying charitable organization.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under our equity incentive plans will be accounted for under ASC Topic 718.

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and its compensation consultant and our Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation to our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (annual incentive cash bonus and long-term equity) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, our Compensation Committee recommended to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

William H. Binnie (Chair)

Cynthia A. Fisher

Scott D. Freeman

Emil W. Henry, Jr.

Tara S. Innes

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our named executive officers:

Named Executive Officer and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)

Darrell W. Crate	2025	825,000	—	8,508,519	930,000	14,000	10,277,519
President and	2024	800,000	—	2,065,428	1,750,000	9,875	4,625,303
Chief Executive Officer	2023	575,000	—	1,266,665	832,500	—	2,674,165

Allison E. Marino	2025	500,000	—	1,724,693	387,500	14,450	2,626,643
Executive Vice President,	2024	425,000	—	300,043	375,000	14,194	1,114,237
Chief Financial Officer	2023	385,000	—	200,245	127,500	13,735	726,480

Michael P. Ibe	2025	625,000	—	3,385,423	542,500	14,000	4,566,923
Director, Vice Chairman of the Board of Directors	2024	600,000	—	1,265,242	875,000	13,461	2,753,703
and Executive Vice	2023	575,000	—	1,266,665	832,500	13,222	2,687,387
President—Development and Acquisitions

Franklin V. Logan	2025	450,000	—	391,336	271,250	14,000	1,126,586
Executive Vice President,	2024	425,000	—	132,990	375,000	15,682	948,672
General Counsel and Secretary

(1)
Represents actual base salary earned by each named executive officer during the applicable year.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. For each year, represents the grant date fair value of performance-based and service-based LTIP unit awards. The grant date fair value was determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The maximum values of the 2025 performance-based LTIP units awards, assuming that the highest level of performance is achieved, are as follows: Mr. Crate-$12,467,124; Ms. Marino-$2,279,435; Mr. Ibe-$4,820,891; and Mr. Logan-$457,642. A discussion of the assumptions used in calculating these values can be found in Note 9 to our audited financial statements beginning on page F-27 of our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
For 2025, represents matching 401(k) plan contributions for each named executive officer and $450 matching contribution made by the Company to Ms. Marino, pursuant to the Company's charitable donation-matching program.

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our named executive officers in the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock	Grant date fair value of Stock and Option
Named Executive Officer	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards (#)	Awards(2) ($)

Darrell W. Crate		600,000	1,200,000	2,400,000
	1/2/25(3)							63,868	1,749,983
	1/2/25(4)				10,522	21,045	42,088		697,838
	8/26/25(5)				318,750	371,875	425,000		5,010,750
	1/2/25(6)				—	36,970	—		1,049,948
Allison E. Marino		250,000	500,000	1,000,000
	1/2/25(3)							16,423	449,990
	1/2/25(4)				2,706	5,412	10,822		179,432
	8/26/25(5)				52,500	61,250	70,000		825,300
	1/2/25(6)				—	9,506	—		269,970
Michael P. Ibe		350,000	700,000	1,400,000
	1/2/25(3)							27,372	749,993
	1/2/25(4)				4,509	9,019	18,037		299,061
	8/26/25(5)				120,000	140,000	160,000		1,886,400
	1/2/25(6)				—	15,844	—		449,970
Franklin V. Logan		175,000	350,000	700,000
	1/2/25(3)							4,562	124,999
	1/2/25(4)				751	1,502	3,005		49,825
	8/26/25(5)				9,000	10,500	12,000		141,480
	1/2/25(6)				—	2,642	—		75,033

(1)
The grant date is considered to be the date the equity-based awards were approved by the Compensation Committee.
(2)
Represents the grant date fair value of LTIP units granted to our named executive officers in 2025, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values can be found in Note 9 to our audited financial statements beginning on page F-27 of our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
Represents service-based LTIP units granted to each of the named executive officers in 2025. For each named executive officer, the service-based LTIP units will vest on December 31, 2027, subject to the grantee’s continued employment.
(4)
Represents TSR performance-based LTIP unit awards granted to each of our named executive officers in 2025. The awards may be earned at threshold, target or maximum based on a performance period ending on December 31, 2027. The performance criteria are based 50.0% on the Company’s absolute total shareholder return performance, 25.0% on the Company’s total shareholder return performance relative to the FTSE Nareit Equity REITs Index and 25.0% on the Company’s total shareholder return performance relative to the FTSE Nareit Office REITs Index during the performance period, with all LTIP units vesting when earned following the end of the performance period. The LTIP units based on the Company's absolute total shareholder return performance. For a description of threshold, target and maximum performance for each tranche, see “Executive Compensation—Compensation Discussion and Analysis–—Long-Term Equity Incentive Compensation.”
(5)
Represents stock price appreciation performance-based LTIP unit awards granted to each of our named executive officers in 2025. The awards will vest in full on August 26, 2030, subject to the grantee’s continued employment and further subject to achieving certain performance conditions based on the appreciation of the Company’s common stock price during the period beginning on August 26, 2025 and ending on August 26, 2033. For a description of the stock appreciation performance hurdles, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”
(6)
Represents operational performance-based LTIP unit awards granted to each of our named executive officers in 2025. The performance criteria are based on the Company’s average quarterly occupancy percentage over a three-year performance period ending on December 31, 2027. During this period, average quarterly occupancy percentage must be at least 94%. No portion of the awards will be earned unless the target performance level is achieved. Earned awards, if any, may not exceed target and vest when earned following the end of the performance period, subject to the grantee’s continued employment.

Grants of all equity awards were made pursuant to our 2024 Equity Incentive Plan. The vesting of each award is subject to acceleration in connection with certain triggering events as described below under “—Potential Payments Upon Termination or Change in Control.” We pay holders of service-based LTIP units dividends, whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. Prior to the performance measurement date, performance-based LTIP units are only entitled to one-tenth (10%) of the regular quarterly distributions payable on common units. The remaining nine-tenths (90%) of the distributions are treated as “re-invested” and are only earned at the end of the applicable performance period to the extent the underlying LTIP units are also earned. Until and unless parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

Outstanding Awards at December 31, 2025

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of the fiscal year ended December 31, 2025.

	Stock Awards

Named Executive Officer	Number of Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2) ($)

Darrell W. Crate	95,637	2,026,548	406,715	8,618,291
Allison E. Marino	21,038	445,795	71,045	1,505,444
Michael P. Ibe	46,833	992,391	170,019	3,602,703
Franklin V. Logan	6,608	140,024	15,307	324,355

(1)
Represents (i) an aggregate of 57,891 service-based LTIP units granted on January 2, 2024, which will vest on December 31, 2026; and (ii) an aggregate of 112,225 service-based LTIP units granted on January 2, 2025, which will vest on December 31, 2027, in each case subject to applicable vesting conditions.

For each of our named executive officers, the LTIP units will vest based on the following schedule, subject to the grantee’s continued employment:

Named Executive Officer	LTIP Units Vesting on December 31, 2026 (#)	LTIP Units Vesting on December 31, 2027 (#)

Darrell W. Crate	31,769	63,868
Allison E. Marino	4,615	16,423
Michael P. Ibe	19,461	27,372
Franklin V. Logan	2,046	4,562

(2)
The value of the awards represented in the table is based on a price per share or unit of $21.19, which was the closing price of our common stock on the NYSE as of December 31, 2025.

(3)
Includes the following performance-based LTIP unit grants:

Named Executive Officer	2023 Three- Year TSR Performance LTIP Unit Awards(a) (#)	2023 Three- Year Operational Performance LTIP Unit Awards(b) (#)	2024 Three- Year TSR Performance LTIP Unit Awards(c) (#)	2024 Three- Year Operational Performance LTIP Unit Awards(d) (#)	2025 Three- Year TSR Performance LTIP Unit Awards(e) (#)	2025 Three- Year Operational Performance LTIP Unit Awards(f) (#)	2025 Eight- Year Stock Price Appreciation Performance LTIP Unit Awards(g) (#)

Darrell W. Crate	3,110	10,646	5,793	18,437	13,009	36,970	318,750
Allison E. Marino	492	1,684	841	2,678	3,344	9,506	52,500
Michael P. Ibe	3,110	10,647	3,548	11,295	5,575	15,844	120,000
Franklin V. Logan	266	909	374	1,187	929	2,642	9,000

(a)
Represents TSR performance LTIP units granted on January 3, 2023 for which the measurement period for assessing performance ended on December 31, 2025. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “threshold” performance, although none of the LTIP units were ultimately earned.
(b)
Represents operational performance LTIP units granted on January 3, 2023 for which the measurement period for assessing performance ended on December 31, 2025, of which 100% of the LTIP units were ultimately earned.
(c)
Represents TSR performance LTIP units granted on January 2, 2024 and January 19, 2024 for which the measurement period for assessing performance ends on December 31, 2026. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “threshold” performance. If our performance had continued through the end of the performance period at the same rate as had occurred from the beginning of the performance period through December 31, 2024, our named executive officers would earn an amount at or below threshold. These LTIP units, if any, will vest when earned, subject to the grantee’s continued employment.
(d)
Represents operational LTIP units granted on January 2, 2024 for which the measurement period for assessing performance ends on December 31, 2026. No portion of the awards will be earned unless the target performance level is achieved and earned awards, if any, may not exceed target. These LTIP units, if any, will vest when earned following the end of the performance period, subject to the grantee’s continued employment.
(e)
Represents TSR performance LTIP units granted on January 2, 2025 for which the measurement period for assessing performance ends on December 31, 2027. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “threshold” performance. If our performance had continued through the end of the performance period at the same rate as had occurred from the beginning of the performance period through December 31, 2025, our named executive officers would earn an amount at or below threshold. These LTIP units, if any, will vest when earned, subject to the grantee’s continued employment.
(f)
Represents operational LTIP units granted on January 2, 2025 for which the measurement period for assessing performance ends on December 31, 2027. No portion of the awards will be earned unless the target performance level is achieved and earned awards, if any, may not exceed target. These LTIP units, if any, will vest when earned following the end of the performance period, subject to the grantee’s continued employment.
(g)
Represents performance-based LTIP units granted on August 26, 2025, which will vest in full on the fifth anniversary of the grant date, subject to the grantee’s continued employment and further subject to achieving certain performance conditions based on the appreciation of the Company’s common stock price during the period beginning on the grant date and ending on August 26, 2033. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “threshold” performance. Based on our performance through December 31, 2025, our named executive officers would have earned an amount at or below threshold.

2025 Option Exercises and Stock Vested

The following table sets forth the aggregate number of LTIP units and shares of restricted stock that vested in 2025. The Value Realized on Vesting is the product of (1) the closing price on the NYSE of a share of our common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading date), multiplied by (2) the number of LTIP units and shares of restricted stock vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions. There were no exercises of options, stock appreciation rights or similar instruments by any named executive officer during 2025.

Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Darrell W. Crate	22,437	495,847
Allison E. Marino	5,317	117,450
Michael P. Ibe	22,437	495,847
Franklin V. Logan	1,916	42,344

Severance and Change in Control Benefits

Effective February 18, 2026, the Compensation Committee approved the adoption of an Executive Cash Severance Plan (the “Executive Severance Plan”) under which the Company’s named executive officers are eligible to receive severance cash payments in the event of a qualifying termination of employment with the Company.

Involuntary Termination Outside of the Change in Control Period:

Under the terms of the Executive Severance Plan, in the event that an eligible participant’s employment is terminated by the Company or an affiliate without Cause (as defined in the Executive Severance Plan) and due to a reason other than such participant’s death or Disability (as defined in the Executive Severance Plan) or the eligible participant resigns for Good Reason (as defined in the Executive Severance Plan), and such termination or resignation occurs outside of the period beginning six months prior to a Change in Control (as defined in the Executive Severance Plan) and ending (i) for Mr. Crate, 24 months after the date that the Change in Control is consummated, (ii) for Mr. Ibe and Ms. Marino, 18 months after the date that the Change in Control is consummated and (iii) for Mr. Logan, 12 months after the date that the Change in Control is consummated (the “Change in Control Period”), the eligible participant will be entitled to receive (1) an amount equal to (A) for Mr. Crate, three times, (B) for Mr. Ibe and Ms. Marino, one and a half times and (C) for Mr. Logan, one times the sum of (x) the eligible participant’s annual base salary at the rate in effect as of the date of termination and (y) the eligible participant’s target annual cash incentive compensation (“Target Bonus”) in effect immediately prior to the date of termination, (2) a pro-rated portion of the eligible participant’s Target Bonus in effect immediately prior to the date of termination and (3) an amount equal to the eligible participant’s monthly COBRA premiums on the date of termination multiplied by 24. Such amounts are payable in a lump sum within 60 days of the date of termination.

Receipt of such severance payments and benefits is subject to the eligible participant’s execution and the effectiveness of a separation agreement and release in a form and manager satisfactory to and provided by the Company that contains, among other provisions, a general release of claims in favor of the Company and related persons and entities, confidentiality, return of property and non-disparagement provisions, a reaffirmation of the eligible participant’s Continuing Obligations (as defined in the Executive Severance Plan), and, in the Company’s sole discretion, a post-employment noncompetition agreement, and provides that if the eligible participant breaches any of the Continuing Obligations, all severance payments and benefits shall immediately cease.

Involuntary Termination During a Change in Control Period:

If an eligible participant’s employment is terminated by the Company or an affiliate without Cause and for a reason other than the participant’s death or Disability or if an eligible participant resigns for Good Reason and such termination or resignation occurs during the Change in Control Period, the eligible participant will be entitled to receive (1) an amount equal to (A) for Mr. Crate, three times, (B) for Mr. Ibe and Ms. Marino, two times and (C) for Mr. Logan, one and a half times the sum of (x) the eligible participant’s annual base salary at the rate in effect as of the date of termination or the date of the Change in Control, whichever is higher, and (y) the eligible participant’s Target Bonus in effect immediately prior to the date of termination or the date of the Change in Control, whichever is higher, (2) a pro-rated portion of the eligible participant’s Target Bonus in effect immediately prior to the date of termination or the date of the Change in Control, whichever is higher, and (3) an amount equal to the eligible participant’s monthly COBRA premiums on the date of termination multiplied by 24. Such amounts are payable in a lump sum within 60 days of the date of termination.

Receipt of such severance payments and benefits is subject to the eligible participant’s execution and the effectiveness of a general release of claims against the Company and all related persons and entities.

Termination Due to Death or Disability:

If an eligible participant’s employment is terminated due to the eligible participant’s death or Disability, the eligible participant will be entitled to receive (1) a pro-rated portion of the eligible participant’s Target Bonus in effect immediately prior to the date of termination and (2) an amount equal to the eligible participant’s monthly COBRA premiums on the date of termination multiplied by 18. Such amounts are payable in a lump sum within 60 days of the date of termination.

Receipt of such severance payments and benefits is subject to the eligible participant’s execution and the effectiveness of a general release of claims against the Company and all related persons and entities.

None of our named executive officers as of December 31, 2025 are party to an employment agreement with the Company.

Under separate agreements, each of our named executive officers is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during their employment with us and for twelve months after termination of employment. As Mr. Ibe currently resides in the State of California where, generally, non-competition agreements are not enforceable, his agreement does not include a non-competition covenant following termination of his employment with us.

Pursuant to the terms of the LTIP unit awards outstanding as of December 31, 2025, vesting of LTIP units will be accelerated in the event of a termination of employment by us without cause, or termination of employment by the award recipient for good reason, death or disability. Vesting will also be accelerated in the event of a termination of employment by us without cause or termination of employment by the award recipient for good reason occurring in connection with or within 18 months after a change in control.

Potential Payments Upon Termination or Change in Control

The following table sets forth the amounts that would have been paid to our named executive officers in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without “cause” or by the executive for “good reason” in connection with a change in control occurring, in each case, as of December 31, 2025 (the closing price per share of our common stock was $21.19 as of December 31, 2025). The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Named Executive Officer	Without Cause / For Good Reason ($)	Death / Disability ($)	Change in Control (No Termination)(2) ($)	Change in Control (Termination Without Cause / For Good Reason) ($)

Darrell W. Crate
Bonus	—	—	—	—
Cash Severance	—	—	—	—
Performance-Based Award(1)	282,781	282,781	—	777,573
Service-Based Awards	2,026,548	2,026,548	—	2,026,548
Benefits Continuation	—	—	—	—
Total(5)	2,309,329	2,309,329	—	2,804,121
Allison E. Marino
Bonus	—	—	—	—
Cash Severance	—	—	—	—
Performance-Based Awards(1)	44,732	44,732	—	133,808
Service-Based Awards	445,795	445,795	—	445,795
Benefits Continuation	—	—	—	—
Total	490,527	490,527	—	579,603
Michael P. Ibe
Bonus	—	—	—	—
Cash Severance	—	—	—	—
Performance-Based Awards(1)	282,781	282,781	—	534,238
Service-Based Awards	992,391	992,391	—	992,391
Benefits Continuation	—	—	—	—
Total	1,275,172	1,275,172	—	1,526,629
Franklin V. Logan
Bonus	—	—	—	—
Cash Severance	—	—	—	—
Performance-Based Awards(1)	24,135	24,135	—	55,934
Service-Based Awards	140,024	140,024	—	140,024
Benefits Continuation	—	—	—	—
Total	164,159	164,159	—	195,958

(1)
In accordance with the terms of our TSR and operational performance-based LTIP unit awards outstanding as of December 31, 2025, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, with further proration if the change in control occurs prior to the final year of the performance period. Any LTIP units earned upon a change in control will remain subject to service-based vesting but will be fully vested in the event of termination by us without cause or by the executive for good reason within 18 months following the change in control. Based on our performance from the beginning of each applicable performance period through December 31, 2025, in the event of a change in control as of December 31, 2025, a portion of all of our outstanding performance LTIP unit awards would have been earned. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason (other than within 18 months following a change in control), the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us.

In accordance with the terms of our stock price appreciation performance-based LTIP unit awards outstanding as of December 31, 2025, in the event of a change in control during the performance period, the LTIP Units will vest immediately upon the change in control to the extent earned based on the fair market value of the total consideration per share received in the change in control. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, the executive’s LTIP Units will vest in full, though the LTIP Units will remain subject to achieving the applicable performance conditions through the remainder of the performance period If the executive is terminated by us without cause or by the executive for good reason (other than within 18 months following a change in control), the following vesting provisions apply: (i) if the termination occurs on or prior to August 26, 2027, 25% of the LTIP Units will vest and (ii) if the termination occurs after August 26, 2027, 50% of the LTIP units will vest.

As of December 31, 2025, our named executive officers vested in performance-based LTIP units having the following values based on a per share value of $21.19, the closing price of our common stock on December 31, 2025, that were earned, upon determination by our Compensation Committee in February 2025, based on our performance for the period ending on December 31, 2025, and that would have vested upon such a termination: Mr. Crate - $282,781; Ms. Marino - $44,732; Mr. Ibe - $282,781 and Mr. Logan - $24,135. These amounts are included in the table above.

(2)
Does not include equity awards that by their terms only vest to the extent outstanding awards are not assumed by a successor company in connection with a change in control.

Note: table above excludes the impact of the Executive Cash Severance Plan, which became effective upon approval by the Compensation Committee on February 18, 2026.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of our Chief Executive Officer for the year ended December 31, 2025:

•
Median employee total annual compensation (excluding our Chief Executive Officer): $161,969
•
Our Chief Executive Officer total annual compensation (as reported in the “Summary Compensation Table” presented above): $10,277,519
•
Ratio of median employee total annual compensation to Chief Executive Officer total annual compensation: 63:1

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2025, for all individuals who were employed by us on December 31, 2025, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Pay Versus Performance Disclosure

The information below presents the relationship between the compensation of our principal executive officer (“PEO”) and our other named executive officers (“Non-PEO NEOs”) and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in thousands) ($)	Core FFO per Share on a Fully-Diluted Basis(6) ($)

2025	10,277,519	8,057,215	2,773,384	2,218,286	54	97	13,557	2.99
2024	4,625,303	4,070,331	1,574,051	909,529	66	97	20,578	2.91
2023	4,581,607	4,473,852	2,108,839	2,064,389	71	87	21,060	2.85
2022	4,125,176	1,508,380	2,053,135	939,493	70	85	35,562	3.20
2021	4,988,474	4,627,666	2,448,083	2,302,922	106	111	33,957	3.28

(1)
For 2024 and 2025, our PEO was Mr. Crate. For 2021, 2022 and 2023, our PEO was Mr. Trimble. For 2025, our Non-PEO NEOs consisted of Ms. Marino, Mr. Ibe and Mr. Logan. For 2024, our Non-PEO NEOs consisted of Meghan Baivier, Mr. Ibe, Ms. Marino and Mr. Logan. For 2021, 2022 and 2023, our Non-PEO NEOs consisted of Ms. Baivier, Mr. Ibe, Mr. Crate, and Ms. Marino.
(2)
Represents amounts of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to the PEO during each year. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

Year	Summary Compensation Table Total for PEO ($)	Less Summary Compensation Table Value of Equity Awards(a) ($)	Fair Value of Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)

2025	10,277,519	(8,508,519)	6,288,215	8,057,215
2024	4,625,303	(2,065,428)	1,510,456	4,070,331
2023	4,581,607	(2,067,726)	1,959,971	4,473,852
2022	4,125,176	(2,064,957)	(551,839)	1,508,380
2021	4,988,474	(2,063,297)	1,702,489	4,627,666

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments(i) ($)

2025	6,756,519	(547,778)	—	(198,053)	—	277,528	6,288,215
2024	1,662,242	(300,232)	—	(9,462)	—	157,908	1,510,456
2023	902,534	(62,924)	1,008,591	(71,847)	—	183,617	1,959,971
2022	1,018,945	(1,143,017)	—	(558,348)	—	130,581	(551,839)
2021	2,127,304	(561,405)	—	35,910	—	100,680	1,702,489

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date. The fair values of operational performance-based LTIP unit awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date, assumes estimated performance results as of the end of each reporting year and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date. The fair value of total shareholder return performance-based LTIP units are based on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date.
(3)
Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to our named executive officers other than our PEO as a group. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding our PEO) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 1(b), above.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Summary Compensation Table Value of Equity Awards(a) ($)	Average Fair Value of Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)

2025	2,773,384	(1,833,817)	1,278,719	2,218,286
2024	1,574,051	(674,616)	10,095	909,529
2023	2,108,839	(894,918)	850,468	2,064,389
2022	2,053,135	(893,702)	(219,940)	939,493
2021	2,448,083	(904,613)	759,452	2,302,922

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year reflect the same methodology set forth in footnote 1, above. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments(i) ($)

2025	1,436,864	(150,127)	—	(85,841)	—	77,823	1,278,719
2024	341,692	(95,632)	—	(5,266)	(290,132)	59,433	10,095
2023	827,142	(41,584)	—	(15,481)	—	80,391	850,468
2022	440,993	(490,446)	—	(227,904)	—	57,417	(219,940)
2021	931,653	(229,037)	—	14,971	—	41,865	759,452

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date. The fair values of operational performance-based LTIP unit awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date, assumes estimated performance results as of the end of each reporting year and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date. The fair value of total shareholder return performance-based and stock appreciation LTIP units are based on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 and includes the dollar value of dividends paid on such awards in the applicable year prior to the vesting date.
(4)
TSR is calculated assuming a $100 investment in the Company and the peer group on December 31, 2020, and assuming the reinvestment of any dividends during the applicable measurement period, calculated through the end of the year shown based on share prices or index values, as applicable.
(5)
For each year, represents the TSR for the 2025 benchmarking peer group described in “Compensation Discussion and Analysis,” which includes the following peer companies: American Assets Trust, Inc., AH Realty Trust, Inc. (formerly Armada Hoffler Properties, Inc.), Brandywine Realty Trust, CareTrust REIT, Inc., COPT Defense Properties, DiamondRock Hospitality Company, Elme Communities, JBG SMITH Properties, LTC Properties, Inc., Piedmont Office Realty Trust, Inc. and RLJ Lodging Trust. As described in “Compensation Discussion and Analysis,” the 2025 benchmarking peer group is identical to the peer group we used for compensation benchmarking purposes in 2024, with the subtraction of Terreno Realty Corporation and Xenia Hotels & Resorts, Inc. and the addition American Assets Trust, Inc., AH Realty Trust, Inc. (formerly Armada Hoffler Properties, Inc.) and JBG SMITH Properties to better meet our size and geographic location criteria. If we had continued to use the same peer group as we did in 2024, Peer Group Total Shareholder Return would be $114 for 2025, $110 for 2024, $97 for 2023, $91 for 2022, and $121 for 2021.
(6)
As required by Item 402(v) of Regulation S-K, the Company has identified Core FFO per share on a fully diluted basis as the most important financial metric used to link pay and performance for 2025. Fifty percent of the objective component of the Company’s annual incentive cash bonus program for 2025 was based on the Company’s achievement of Core FFO per share on a fully diluted basis. In addition, the Company considers Core FFO per share on a fully diluted basis to be a meaningful Company measure because it excludes various items in net income that do not relate to or are not indicative of the operating performance of the ownership and management of Company assets. In addition, in its 2023 proxy statement relating to 2022 performance, the Company instead identified FFO per share on a fully diluted basis as the most important financial metric used to link pay and performance as required by Item 402(v) of Regulation S-K. For comparison to the Core FFO results reported above, the Company achieved FFO per share on a fully diluted basis of $2.95 for 2025, $2.85 for 2024, $2.83 for 2023, $3.18 for 2022 and $3.28 for 2021 (adjusted for the impact of Company’s reverse stock split that became effective on April 28, 2025). Refer to Appendix A to this proxy statement for more information regarding Core FFO per share on a fully diluted basis and FFO per share on a fully diluted basis.

Relationship Between Compensation Actually Paid and Financial Performance

The following graphs illustrate the relationship across our last five completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to our PEO and the “Average Compensation Actually Paid” to our non-PEO named executive officers and TSR, Peer Group TSR, Net Income and FFO per share on a fully diluted basis and Core FFO per share on a fully diluted basis.

Compensation Actually Paid (CAP) vs Total Shareholder Return

Compensation Actually Paid (CAP) vs Net Income

Compensation Actually Paid (CAP) vs FFO per Share, on a Fully Diluted Basis /

Core FFO per Share on a Fully Diluted Basis

$9,000,000
$8,400,000
$7,800,000
$7,200,000
$6,600,000
$6,000,000
$5,400,000
$4,800,000
$4,200,000
$3,600,000
$3,000,000
$2,400,000
$1,800,000
$1,200,000
$600,000
$-
$3.60
$3.10
$2.60
$2.10
$1.60
$1.10
2021
2022
2023
2024
2025
PEO CAP
Non-PEO NEOs CAP (Average)
Core FFO per Share on a Fully-Diluted Basis
FFO per Share on a Fully-Diluted Basis

Tabular List of Performance Measures

For purposes of the rule, we have identified the following performance measures, which the Compensation Committee considered, among others, when making executive compensation decisions for performance year 2025, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.

Performance Measures

•
Core FFO Per Share, on a fully-diluted basis;
•
Occupancy percentage;
•
TSR relative to the FTSE Nareit Equity REITs Index and to the FTSE Nareit Office REITs Index;
•
Common stock price appreciation; and
•
Individual performance criteria including consideration of such criteria as operational leadership, leasing and acquisition activities, debt and equity capital market activities, management of the balance sheet and joint venture activities.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. We typically grant annual equity awards to our executive officers in January of each year, with the dates for the committee meetings to approve these annual awards set in advance on a fairly consistent schedule each year. The timing of any non-routine equity grants to executive officers, including new hires and entry into new employment agreements, are typically tied to the event giving rise to the award. As a result, we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of our equity awards, including stock options. During 2025, we did not grant stock options and currently have no plans to grant stock options, stock appreciation rights or similar option-like instruments.

Compensation Committee Interlocks and Insider Participation

During 2025, the following directors served on the Compensation Committee: William H. Binnie, Cynthia A. Fisher, Scott D. Freeman, Emil W. Henry, Jr. and Tara S. Innes. None of these persons has served as an officer or employee of the Company nor do they have any relationship with the Company that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our securities as of January 31, 2026, with respect to:

•
each of our directors;
•
each of our named executive officers;
•
each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and common units in our operating partnership; and
•
all of our directors and executive officers as a group.

Beneficial ownership of securities is determined under rules of the SEC and generally includes any securities over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and common units and LTIP units in our operating partnership shown as beneficially owned by them. As of January 31, 2026, there were:

•
46,318,716 shares of our common stock outstanding;
•
1,410,035 common units of our operating partnership outstanding, excluding common units held by us, each of which is redeemable for one share of our common stock (if we elect to issue common stock rather than pay cash upon such redemption); and
•
274,157 earned and vested LTIP units outstanding that were issued pursuant to our 2015 Equity Incentive Plan and 2024 Equity Incentive Plan (excluding LTIP units that are subject to performance-based and/or time-based vesting conditions that are not scheduled to vest within 60 days of January 31, 2026), each of which, upon the satisfaction of certain conditions, is convertible into one common unit.

Unless otherwise indicated, all securities are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 2001 K Street, NW, Suite 775 North, Washington, D.C. 20006.

	Common Stock		Common Stock and Units

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentages of All Shares and Units(2)

5% Stockholders:
BlackRock, Inc.(3)	7,156,551	15.5%	7,156,551	14.9%
The Vanguard Group (4)	4,664,077	10.1%	4,664,077	9.7%
Michael P. Ibe(5)	2,321,750	5.0%	2,658,242	5.5%
State Street Corporation(6)	2,442,631	5.3%	2,442,631	5.1%
Named Executive Officers and Directors:
Darrell W. Crate (7)	268,591	*	313,290	*
Allison E. Marino (8)	4,426	*	11,492	*
Michael P. Ibe (9)	2,321,750	5.0%	2,658,242	5.5%
Franklin V. Logan (10)	420	*	12,159	*
William H. Binnie	19,207	*	30,039	*
Cynthia A. Fisher (11)	47,136	*	47,136	*
Scott D. Freeman	18,845	*	18,845	*
Emil W. Henry, Jr.	28,755	*	28,755	*
Tara S. Innes (12)	10,095	*	18,355	*
All directors and executive officers as a group (9 persons)	2,719,225	5.9%	3,138,313	6.5%

* Represents less than 1.0%

(1)
“Number of Shares Beneficially Owned” does not include shares of our common stock that may be acquired by redeeming common units in our operating partnership. “Number of Shares and Units Beneficially Owned” includes all shares included in the column titled “Number of Shares Beneficially Owned” plus shares of our common stock that may be acquired by redeeming common units assuming that (i) all outstanding common units in our operating partnership are immediately redeemable/exchangeable, (ii) all outstanding vested LTIP units have been converted into an equal number of common units in our operating partnership (excluding LTIP units that are subject to performance-based and/or time-based vesting conditions that are not scheduled to vest within 60 days of January 31, 2026) and (iii) all common units in our operating partnership have been exchanged for shares of our common stock.
(2)
As of January 31, 2026, 46,318,716 shares of our common stock, 1,410,035 common units (other than common units held by us) and 274,157 LTIP units were outstanding (excluding LTIP units that are subject to performance-based and/or time-based vesting conditions). In calculating the percentage of outstanding shares of common stock and units held by each person, we assume that: (i) all outstanding vested LTIP units (excluding LTIP units that are subject to performance-based and/or time-based vesting conditions that are not scheduled to vest within 60 days of January 31, 2026) held by all persons have been converted into an equal number of common units in our operating partnership, and (ii) all common units in our operating partnership held by all persons, other than us, have been exchanged for shares of our common stock.
(3)
Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. and certain of its affiliates with the SEC on July 18, 2025. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 6,995,552 shares of common stock and sole dispositive power with respect to 7,156,551 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Based solely on information contained in a Schedule 13G filed by The Vanguard Group and certain of its subsidiaries with the SEC on October 30, 2025. The Schedule 13G indicates that The Vanguard Group has shared voting power with respect to 291,153 shares of common stock, sole dispositive power with respect to 4,326,301 shares of common stock and shared dispositive power with respect to 337,776 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Includes 105,781 earned and vested LTIP units. Also includes 2,303,927 shares of our common stock acquired upon the redemption of common units that Mr. Ibe received in connection with the contribution of certain properties at the time of our initial public offering and 5,000 shares of our common stock acquired upon the redemption of common units that Mr. Ibe received in exchange for the contribution of the DEA – Pleasanton property on October 21, 2015. These shares are held by Western Devcon, Inc. and West OP Holdings, LLC, each of which is wholly owned by Mr. Ibe. Includes 2,000,000 shares of our common stock, which are pledged as collateral to secure a line of credit commensurate with a contractual right to pledge entered into by the Company and Mr. Ibe in connection with the contribution of certain properties by Mr. Ibe at the time of our initial public offering. The address for Western Devcon, Inc. and West OP Holdings, LLC is 10525 Vista Sorrento Parkway, Suite 110, San Diego, CA 92121.
(6)
Based solely on information contained in a Schedule 13G filed by State Street Corporation with the SEC on August 11, 2025. The Schedule 13G indicates that State Street Corporation has shared voting power with respect to 2,038,170 shares of common stock and shared dispositive power with respect to 2,442,631 shares of common stock. The address of State Street Corporation is State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114.
(7)
Includes 44,649 earned and vested LTIP units. Includes 200,000 shares of our common stock Mr. Crate owns indirectly through Easterly Capital, LLC, which are pledged as collateral to secure a line of credit commensurate with a contractual right to pledge entered into by the Company and Easterly Capital, LLC in connection with the contribution of certain properties by Easterly Capital, LLC at the time of our initial public offering. The address for Easterly Capital, LLC is 138 Conant Street, Beverly, MA 01915.
(8)
Includes 7,066 earned and vested LTIP units.
(9)
Includes 105,781 earned and vested LTIP units.
(10)
Includes 8,957 earned and vested LTIP units.
(11)
Excludes (i) 8,377 shares held by a pension of which Ms. Fisher is the administrator and holds a remainder interest (ii) 3,757 shares held by a profit sharing trust of which Ms. Fisher is the administrator and holds a remainder interest and (iii) 454 shares held by Ms. Fisher’s mother.
(12)
Excludes 1,747 LTIP units that are subject to vesting conditions, pursuant to Ms. Innes’ election to receive a portion of her 2025 director equity grant in the form of LTIP units rather than restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Future Transactions with Related Persons

The Board has approved a Related Person Transaction Approval and Disclosure Policy for the review and approval of any related person transaction. Under this policy all related person transactions must be reviewed and approved by the Audit Committee or another independent body of the Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is promptly reviewed, approved and ratified by the Audit Committee or another independent body of the Board after we recognize that such transaction constituted a related person transaction. If any related person transaction is not approved or ratified by the Audit Committee or another independent body of the Board, management shall use all reasonable efforts to amend, cancel or rescind such transaction. In addition, any related person transaction previously approved by the Audit Committee or another independent body of the Board or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee or another independent body of the Board annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee or another independent body of the Board, if any, and remains appropriate. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC.

Easterly Asset Management Operations LLC, or EAM, an entity controlled by Darrell Crate, our President and Chief Executive Officer, provides the Company with information technology services and support, as well as certain administrative, secretarial and clerical support services, and office space. For the year ended December 31, 2025, the Company paid EAM approximately $593,000 in connection with such services. The Company expects to pay EAM approximately $537,000 for similar services in 2026.

Other Matters

Reimbursement Policy

The Company adopted a policy in 2023, pursuant to which the Company’s Section 16 officers are entitled to reimbursement of jet fuel expenses incurred in connection with business travel on privately owned or leased aircraft. For purposes of the policy, “business travel” is defined as travel that is integrally and directly related to the officer’s performance of his or her duties to the Company. Examples of business travel include travel to attend meetings with prospective property sellers, travel to attend meetings of the Company or Board meetings of the Company, and other travel that furthers the business purposes of the Company. In order to be eligible for reimbursement, an executive officer must submit, no less than quarterly, a detailed description of the business travel underlying the reimbursement, including flight dates, arrival and departure cities, flight time hours, business purpose and fuel costs, among other supporting data. For 2025, Mr. Ibe, Executive Vice President—Development and Acquisitions and Vice Chairman of the Board, was reimbursed an aggregate of approximately $313,000 for jet fuel expenses incurred on aircraft personally owned by Mr. Ibe.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 annual meeting must submit their proposals to us on or before November 23, 2026. These proposals must comply with all rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act. Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to the Secretary of the Company, at Easterly Government Properties, Inc., 2001 K Street, NW, Suite 775 North, Washington, D.C. 20006. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•
not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
•
not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2027 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2027 annual meeting after October 24, 2026 and no later than 5:00 p.m., Eastern Time, on November 23, 2026.

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, notice of annual meeting and/or proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

We will promptly deliver, upon oral or written request, a separate copy of our annual report, notice of annual meeting and/or proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you wish to request extra copies free of charge of these materials, please send your request in writing to Easterly Government Properties, Inc., 2001 K Street, NW, Suite 775 North, Washington, D.C. 20006, Attention: Investor Relations or by telephone at (202) 595-9500.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors

Franklin V. Logan Executive Vice President, General Counsel and Secretary

Washington, D.C.

March 23, 2026

Appendix A

Non-GAAP Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this proxy statement and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this Appendix A. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Definitions

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company’s operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, provision for (recovery of) credit losses and the unconsolidated real estate venture’s allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company’s core business.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

A - 1

Reconciliations

Core FFO

Year Ended December 31, 2025 ($)

Net Income	13,557
Depreciation of real estate assets	112,891
Impairment loss	2,545
Unconsolidated real estate venture allocated share of above adjustments	9,123
Funds From Operations (FFO)	138,116
Loss on extinguishment of debt and modification costs	1,158
Provision for (recovery of) credit losses	(445)
Natural disaster event expense, net of recovery	168
Depreciation of non-real estate assets	1,006
Unconsolidated real estate venture allocated share of above adjustments	65
Core Funds From Operations (FFO)	140,068
Core FFO, per share – fully diluted basis	2.99
Weighted average common shares outstanding – fully diluted basis	46,886,923

A - 2

Appendix B

AMENDMENT NO. 1

TO THE

EASTERLY GOVERNMENT PROPERTIES, INC,
2024 EQUITY INCENTIVE PLAN

WHEREAS, Easterly Government Properties, Inc. (the “Company”) maintains the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s stockholders;

WHEREAS, the Board believes that the number of shares of Stock (as defined in the Plan) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate number of shares of Stock reserved for issuance under the Plan by 2,875,000 shares; and

WHEREAS, Section 17 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein.

NOW, THEREFORE:

1. Increase in Share Pool. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,315,000 shares less one share for every one share of Stock subject to an award granted under the Prior Plan after April 5, 2024. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, cash-settled, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 4,315,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock, or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plan.”

2. Effective Date of Amendment. This Amendment No. 1 to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

DATE APPROVED BY BOARD OF DIRECTORS: March 20, 2026

B - 1

Easterly Government Properties Inc.

P.O. BOX 8016, CARY, NC 27512-9903

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## Easterly Government Properties, Inc.

## Annual Meeting of Stockholders

For Stockholders of record as of March 19, 2026

Wednesday, April 22, 2026 9:00 AM, Eastern Time

**YOUR VOTE IS IMPORTANT!**
**PLEASE VOTE BY: 11:59 PM, Eastern Time, April 21, 2026.**

**Internet:**
**www.proxypush.com/DEA**
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- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

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**1-866-896-6193**
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**Mail:**
- Mark, sign and date your Proxy Card
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## This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Darrell W. Crate and Allison E. Marino (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Easterly Government Properties, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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Easterly Government Properties, Inc. Annual Meeting of Stockholders

**Please make your marks like this:** ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**FOR** ON PROPOSALS 1, 2, 3 AND 4

| PROPOSAL | | YOUR VOTE | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|
| 1. Election of Directors | | | | |
| | FOR | AGAINST | ABSTAIN | |
| 1a. Darrell W. Crate | ☐ | ☐ | ☐ | **FOR** |
| 1b. William H. Binnie | ☐ | ☐ | ☐ | **FOR** |
| 1c. Michael P. Ibe | ☐ | ☐ | ☐ | **FOR** |
| 1d. Cynthia A. Fisher | ☐ | ☐ | ☐ | **FOR** |
| 1e. Scott D. Freeman | ☐ | ☐ | ☐ | **FOR** |
| 1f. Emil W. Henry, Jr. | ☐ | ☐ | ☐ | **FOR** |
| 1g. Tara S. Innes | ☐ | ☐ | ☐ | **FOR** |
| | FOR | AGAINST | ABSTAIN | |
| 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. | ☐ | ☐ | ☐ | **FOR** |
| 3. Approval of the Easterly Government Properties, Inc. 2024 Equity Incentive Plan Amendment. | ☐ | ☐ | ☐ | **FOR** |
| 4. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. | ☐ | ☐ | ☐ | **FOR** |

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